UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2008
Date of Report (Date of earliest event reported)

IMMS, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-137098	95-4862281
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5500 West Century Boulevard, Los Angeles, California 90045
(Address of principal executive offices)
(Zip Code)

(310) 215-3201
Registrant’s telephone number, including area code

660 Newport Center Drive Ste. 720
Newport Beach, California 92660
(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This Current Report on Form 8-K (this “Report”), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (the “SEC”), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the benefits of that act. Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Report and those reports, statements, information and announcements address activities, events or developments that IMMS, Inc., a Nevada corporation (together with its subsidiaries, EV Rental Cars, LLC, a California limited liability company and EV Transportation Inc., a Nevada corporation, herein after referred to as “we,” “us,” “our,” or “our Company” unless context otherwise requires) expects or anticipates, will or may occur in the future. Any statements in this Report about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Report. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results may differ materially from those in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed elsewhere in this Report.

The risk factors referred to in this Report could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The risks and uncertainties described below are not the only ones we face. New factors emerge from time to time, and it is not possible for us to predict which will arise. There may be additional risks not presently known to us or that we currently believe are immaterial to our business. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this Report are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. We have not independently verified market and industry data from third-party sources. In addition, consumption patterns and customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

Item 1.01 – Entry Into Material Definitive Agreement
Item 2.01 – Completion of Acquisition or Disposition of Assets
Item 5.01 - Changes in Control of Registrant

Summary of Principal Terms of the Merger Agreement

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), entered into by and between EV Rental Cars, LLC, a California limited liability company (“EV Rental”), IMMS, Inc., a Nevada corporation (“IMMS”), and IMMS Acquisition LLC, a California limited liability company and a wholly-owned subsidiary of IMMS (“Merger Sub”), dated July 8, 2008, Merger Sub merged into EV Rental, with EV Rental being the surviving entity (the “Merger”). As a result of the Merger, EV Rental became a wholly-owned subsidiary of IMMS. Upon the closing of the Merger, each of the limited liability company membership interests of EV Rental (the “EV LLC Interests”) issued and outstanding were converted automatically into the right to receive a number of shares of IMMS common stock, par value $0.001 per share (the “Common Stock”), equal to 0.18450163 shares of Common Stock for each 0.000001% of outstanding EV LLC Interests, or up to an aggregate of 18,450,163 shares of Common Stock, subject to the rights of the former members of EV Rental to exercise and perfect their dissenters’ rights under applicable provisions of California law to accept cash in lieu of shares of Common Stock. The securities were issued pursuant to an exemption from registration under Rule 505 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

Prior to the closing of the transactions contemplated by the Merger Agreement, there were 12,407,276 shares of Common Stock issued and outstanding. Simultaneously with the closing of the Merger:

•
EV Rental completed a bridge loan, which was assumed by IMMS, on July 8, 2008 with various investors (the “Bridge Loan”) pursuant to which we issued 1,130,648 of units of our securities (the “Units”), which consisted of the following: (i) $1,130,648 principal amount of our unsecured convertible debentures (the “Convertible Debentures”), and (ii) common stock purchase warrants exercisable into up to an aggregate of 565,324 shares of Common Stock (the “Bridge Warrants”);

•
we canceled an aggregate of 1,000,000 shares of Common Stock held by certain of our pre-closing principal stockholders and management in exchange for all of pre-closing assets and liabilities of IMMS; and

•	certain of our pre-closing stockholders canceled 6,107,276 shares of Common Stock for no consideration for the purpose of making our capitalization more attractive to future equity investors.

Following the completion of the transactions contemplated by the Merger Agreement, there were 23,750,164 shares of Common Stock issued and outstanding (subject to the rights of the former members of EV Rental to exercise and perfect their dissenters’ rights under applicable provisions of California law). In connection with the closing of the Merger, 7,918,487 shares of the 18,450,164 shares of Common Stock issued under the Merger Agreement to the former members of EV Rental are entitled to dissenters’ rights under applicable provisions of California law. EV Rental has delivered a notice to the former members of EV Rental who are entitled to dissenters’ rights to the effect that the fair market value of each such former member’s EV LLC Interests would be equivalent to $0.13 for each share of Common Stock issuable to them pursuant to the Merger Agreement or up to a maximum amount of approximately $1,029,403. Former members of EV Rental who exercise and perfect their dissenters’ rights will be entitled to receive cash in lieu of the shares of Common Stock which they would otherwise have been entitled to receive pursuant to the Merger Agreement. If any such former EV Rental members receive cash in lieu of shares of Common Stock, a proportionate number of the 18,450,164 shares of Common Stock will not be issued. We anticipate that most of the former EV Rental members will not elect to exercise their dissenters’ rights. However, there can be no assurances to this effect.

Description of Business

Historical Development

We were incorporated under the laws of the state of Nevada on May 10, 2001 under the name “North American Association for Commerce Enable Small Businesses.” During the time since our inception, we have changed our name to “General Pacific Group,” “O’Connell Motorsports Group, Inc.” and finally, on October 8, 2004, to “IMMS, Inc.” Until December 31, 2005, however, we operated doing business as “O’Connell Calvin Motorsports.”  On January 1, 2006, we commenced doing business as “IMMS, Inc.”  Prior to the Merger, our business consisted of controlling, managing and marketing a professional multi-car motorsports operation with the goal of participating in NASCAR (the National Association for Stock Car Auto Racing) sanctioned events.

As a result of the Merger, EV Rental became our wholly-owned subsidiary. Upon the closing of the Merger, each of the EV LLC Interests issued and outstanding were converted automatically into the right to receive a number of shares of Common Stock, equal to 0.18450163 shares of Common Stock for each 0.000001% of outstanding EV LLC Interests, or up to an aggregate of 18,450,163 shares of Common Stock, subject to the rights of the former members of EV Rental to exercise and perfect their dissenters’ rights under applicable provisions of California law to accept cash in lieu of shares of Common Stock.

On July 18, 2008, we formed EV Transportation, Inc. (“EV Transportation”) under the laws of the state of Nevada as a wholly-owned subsidiary of IMMS. Following the filing of this Report, we intend to change our name from “IMMS, Inc.” to “EV Transportation, Inc.” by way of a merger of IMMS into EV Transportation. Thereafter, all shares of Common Stock currently issued and outstanding will become an identical number of shares of common stock of EV Transportation.

Jeffrey S. Pink, a member of the Board of Directors and one of our principal stockholders (“Mr. Pink”), formed EV Rental in the state of California in December 1998 as the first company in the United States to rent exclusively electric, hybrid and low-emissions vehicles to the public. As of July 1, 2008, our rental car fleet consisted of approximately 225 vehicles, and we operated at a total of 7 airport locations in California and Arizona. Currently, our business consists primarily of car rentals and, to a lesser degree, a pre-owned car sales program.

Industry Overview

The United States car rental industry revenue is estimated to be slightly over $20 billion per year. There exists an aggregate of over 20,000 rental car locations with over 1.6 million cars in service. The industry is dominated by eight major brands, including Enterprise, Hertz, Avis, Budget, National, Alamo, Dollar and Thrifty, which account for over 90% of the car rental industry’s revenues. The remainder of the market is served by an estimated 3,000 independent and regional brands that generate an estimated $1.3 billion in revenue annually.

The industry has two main market segments—the airport market and the local market—which capture different customers but account for approximately the same percentage of total industry revenues. Customers of the airport market include leisure and business travelers, whereas customers of the local market tend to be non-travelers that require a car for personal or business use.

In recent years, there has been significant growth in public ownership of United States car rental companies. The industry has also witnessed a recent wave of consolidation. The increase of larger and well-financed competitors has placed independent and regional car rental companies under greater pressure to be acquired by or affiliated with larger competitors or focus on niche markets.

Historically, the car rental industry has acquired a majority of its fleet under manufacturer or dealer repurchase programs. Under such a program, a manufacturer or dealer agrees to buy back cars sold to a car rental company, usually after a minimum holding period of several months, for a predetermined price, so long as the vehicles can pass a damage inspection and meet other requirements at the end of the holding period. In recent years, manufacturers have decreased the number of vehicles made available under such programs.

Our Car Rental Business

Car Rentals. Currently, we only rent hybrid electric and low-emissions vehicles in the compact, full-size and sport-utility vehicle classes. We rent cars on daily, multi-day, weekly and monthly basis. Our primary source of revenue consists of “base time and mileage” car rental fees. Our practice, however, is to allow customers unlimited mileage for their rentals, no matter the duration of their rental period. Thus, all of our rental fees are generated based on the length of the rental period, not on the number of miles customers travel. We also charge an additional fee for one-way rentals to and from specific locations. In addition to rental fees, we sell other optional products to our customers, such as collision or loss damage waivers, supplemental liability insurance, personal effects coverage and gasoline.

Customers can make rental reservations via our website, www.evrental.com, the Fox Rent-a-Car, Inc. (“Fox”) website, www.foxrentacar.com, at the rental counter at any of our locations, by phone (1-877-EVRENTAL), through several online travel websites that partner with Fox (www.expedia.com, www.orbitz.com) or through a corporate account program in place with their employers.

Rental Locations and Daily Operations: Fox Agreement. In January 2005, we entered into an Environmental Vehicle Agreement with Fox, which was subsequently amended (the “Fox Agreement”). The Fox Agreement expires on August 31, 2009. Under the terms of the Fox Agreement, our rental facilities are co-located with Fox’s corporate locations in California and Arizona at the following seven airports:

•	Los Angeles International Airport: 5500 West Century Boulevard, Los Angeles, California.

•	San Diego International Airport: 2727 Kettner Boulevard, San Diego, California.

•	John Wayne Airport, 17971 Skypark Circle, Suite M, Santa Ana, California.

•	San Francisco International Airport: 435 South Airport Boulevard, San Francisco, California.

•	Norman Y Mineta San Jose International Airport: 2300 Airport Boulevard 160, San Jose, California.

•	Oakland International Airport: 7600 Earhart Road, Oakland, California.

•	Sky Harbor Phoenix International Airport: 201 South 24th Street, Phoenix, Arizona.

In addition, Fox agreed to allow us to use all of Fox’s facilities and resources at each Fox corporate location, including personnel, computer and reservation systems, trams and other customer transportation vehicles and facilities for fueling, maintenance and repairs. Fox agreed to provide us with storage space for our cars, as well as space at the rental counter and around its facilities for EV Rental signage. We agreed to be solely responsible for all maintenance, upkeep and repairs to our cars, although Fox agreed to provide routine cleaning, fueling, preparation and road-side assistance services.

Currently, Fox has the exclusive right to book all of our online reservations through its website. Fox also agreed to allow us to utilize Fox’s marketing, advertising, promotion and public relations resources. Under the Fox Agreement, Fox deducts 1% of our gross revenues and spends that amount on marketing our relationship. Fox also collects all gross revenues on our behalf and to remits payment to us twice per month. In return, we pay Fox a fee equal to 30% of our gross revenue from operations. We also pay Fox 10% of the net of incremental sales items (e.g. supplemental liability insurance) and 10% on collision damage waiver revenue.

Our Rental Fleet. As of July 1, 2008, we had approximately 225 cars in our fleet consisting of the following makes and models:

•	Compact Class: 2006 and 2007 Honda Civic Hybrid.

•	Full-Size Class: 2005, 2006, and 2007 Toyota Prius; 2007 Toyota Camry Hybrid.

•	SUV Class: 2006 Toyota Highlander and 2007 Ford Escape.

In general, we hold our cars in service from a minimum of six months to a maximum of 18 months, depending on seasonal rental demand and mileage accumulation. As of July 1, 2008, the average age of the cars in our fleet was 15 months. Currently, Honda, Toyota, and Ford are the primary suppliers of our vehicles and account for approximately 50%, 40%, and 10% of our fleet, respectively.

Customers are able to operate our cars after a basic orientation from sales personnel. Hybrid electric and low-emissions vehicles do not require any special knowledge, skill, or licenses to operate. All of our cars come equipped with automatic transmission, optional power steering, power brakes and other standard features.

Sales, Marketing, and Advertising. Our primary marketing objective is to convey to customers that we are the first and only car rental company committed to renting only hybrid electric and low-emissions vehicles. We seek to appeal to both cost- and eco-conscious customers by stressing the interrelated environmental and economic benefits of renting our cars.

Currently, our sales, marketing, and advertising efforts are minimal because of our size and limited financial resources. In the past, we have only engaged the services of public relations firms for specific events and have never engaged in any extensive advertising campaigns. The majority of our contact with customers comes through customer interaction with Fox personnel at the rental counter and through our website. If we assume primary responsibility for our operations and no longer operate under the terms of the Fox Agreement, we intend to execute a re-focused sales, marketing and advertising strategy.

Other Business Operations

Car Sales. In the past, we have rarely sold our cars back to dealers under repurchase arrangements because prices in the secondary market for hybrid electric and low-emissions vehicles have tended to be higher than the price agreed to under the repurchase arrangement. Our practice has been to sell our cars, including those covered under repurchase arrangements, to other dealers, at an auction or to individuals as part of our pre-owned car sales program, which we launched in January 2002. We intend to continue disposing of our cars in this fashion.

Our Business Strategy

We believe that growth in demand for environmentally friendly cars and the anticipated increase in production of new models of hybrid electric and low-emissions vehicles by major automakers have created an opportunity for an environmentally friendly car rental company such as ours. We intend to capitalize on our position as a first mover in this market by executing a comprehensive business strategy.

Our business model supports growth while holding true to our planet-friendly mission. Our first objective is to expand the fleet and revenue of our core EV business by adding additional vehicles in the seven airports we are currently servicing. We will gain additional market share by expanding into Seattle, Washington and Salt Lake City, Utah (existing Fox Rental locations). At the current cost of gasoline, and as prices continue to rise, demand for our environmentally-friendly, higher mile per gallon fleet is increasing.

This growing demand will allow us to add fleet and additional locations. Additional fleet will also be marketed to state governments, local governments and environmentally conscious organizations. Our business will continue to expand as more manufacturers make more hybrid, electric and CNG environmental vehicles. We will be able to expand our product offering, capitalizing on our position as the first mover in the market.

However, execution of our business strategy will be contingent upon and require significant financing. There can be no assurance that such financing will become available or if it does, that it will be offered on favorable terms to us. Our ultimate goal is to achieve a national presence in the car rental industry.

Growth by Acquisition. At the core of our business strategy is the planned acquisition of regional and independent car rental companies. In recent years, many of these companies have experienced increased pressure to affiliate, merge or retreat into niche markets. We intend to target companies that match our strategic expectations and are situated in geographically diverse regions of the United States. We believe that an acquisition strategy will substantially increase the number of cars in our fleet and the number of locations we operate, thereby increasing our total revenues. If successful in acquiring other car rental companies, we intend to transition their fleets from ordinary vehicles to hybrid electric and low-emissions vehicles. We also intend to re-name each acquired company as part of our new marketing and advertising strategy. Our goal is to create a “hub and spoke” scenario around each acquired company, an approach that entails three major steps:

Solidifying Each Acquired Company’s Base of Operations. First, we would solidify each acquired company’s base of operations. This would entail fleet transition to hybrid electric and low-emissions vehicles, re-naming and re-branding each company, implementing management training and development programs, developing information technology systems for reservations and fleet utilization and otherwise integrating operations. It would also involve developing corporate and government accounts desiring to do business with environmentally friendly car rental companies such as ours.

Penetrating the Insurance Replacement Market. Second, we would seek to penetrate the insurance replacement market (the “IR Market”), which would allow us to add significant business to each acquired company. The IR Market consists of rentals of temporary substitute vehicles to individuals or businesses whose cars have been damaged, stolen. Historically, insurance companies have had an obligation to pay for such rentals, either by being directly billed by the rental car company or through a reimbursement procedure. We would anticipate that the majority of our initial IR Market business would come as a result of renters’ personal automobile insurance policies.

The IR Market is driven by relationships with insurance companies, insurance claims adjustors, insurance agents, auto body shops and car dealers. As part of our business strategy, we intend to heavily target each of these referral sources. Another important aspect of our strategy to penetrate the IR Market is to develop and implement advanced information technology systems into our operations, an effort that will require significant financing. No assurance can be made that our efforts in these endeavors will be successful. If successful, however, we would anticipate that business from the IR Market would comprise a significant portion of our total revenues each year. The IR Market would allow us to gain significant additional revenue in locations that we acquire. In the past, the local market has been proven to sustain greater continued growth and has been less susceptible to recessions or travel industry related dips, thereby further neutralizing the risk of market entry.

In furtherance of our business strategy as it relates to penetrating the IR Market, EV Rental entered into an agreement with Auto Acquisition Inc., a Delaware corporation (“AAI”) and Brian Wood (“Mr. Wood”), dated July 8, 2008, pursuant to which EV Rental issued EV LLC Interests to AAI, which interests were ultimately exchanged for 1,500,000 shares of Common Stock in connection with the Merger, as consideration for: (i) AAI’s release of Mr. Wood from any and all obligations owing by Mr. Wood to AAI, including those obligations arising from Mr. Wood’s employment with AAI, and from any restrictions (contractual or otherwise) of Mr. Wood being employed by us or any of our respective subsidiaries or affiliates, (ii) Mr. Wood’s execution of an employment agreement with us once we have raised sufficient capital, and (iii) AAI’s release of EV Rental and IMMS for any and all claims regarding the Mr. Wood’s employment with us.

Opening New Locations. Third, we would open new suburban locations around select major metropolitan areas within the region of each acquired company. Our intention would be to open the majority of our new locations in the local market. We would target areas that would match the resources of the “hub” locations and where the opportunity existed to develop the IR Market business and startup capital requirements would be minimal. We anticipate that our locations would be housed in freestanding facilities such as strip malls, auto body shops, dealerships, hotels and other high traffic areas close to referral sources such as auto malls. This would allow us to achieve greater market share throughout the region of each acquired company and move inventory from established locations to the new locations. If successful, this would increase fleet utilization rates, lower fleet costs and increase profitability by enabling us to meet the instant demand of the IR Market.

If we are able to secure the necessary levels of financing to complete each acquisition and complete the steps outlined above, we believe that we would have the management ability and experience to support complete integration and profitable growth from each acquired company. Following the acquisition, successful integration, and exploitation of these acquired companies, our ultimate goal will be to consolidate additional independent car rental companies into one large and very competitive company. We believe the industry is ripe for consolidation and view many of the regional and independents car rental companies as excellent candidates for acquisition and roll-up. Our senior management team believes it can purchase these companies at favorable pricing and economically roll their existing customer bases and referral relationships into our current operations.

Sales, Marketing, and Advertising. Development and implementation of a new sales, marketing, and advertising strategy would also be one of our primary strategic objectives. In the past, we have not had the financial resources to pursue any major new initiatives. As with our business strategy as a whole, any future efforts to develop and implement such a strategy would require significant financing, the receipt and sufficiency of which cannot be guaranteed. If able to secure the necessary financing, and depending on management’s ability to execute such a strategy, the following would be our main objectives:

•	re-name all acquired operations, so as to take full advantage of the goodwill that exists in the EV Rental name as well as our unique “first mover” status;

•
more fully develop our website so as to allow customers to be able to make reservations, pay for their rental and arrange for delivery all online. We believe that such comprehensive online functionality is critically important because consumers have increasingly come to depend on the internet for everyday business transactions;

•
in furtherance of our efforts to penetrate the IR Market, we would also focus on developing relationships with insurance claim centers, insurance agents, subrogation professionals, auto body shops, dealerships, travel agents and local businesses;

•	incorporate advanced information technology into all of our acquired operations, from using the best rental software available to streamlining the information flow from rental locations;

•
deploy an aggressive public and government relations campaign to generate awareness about us. As before, our primary marketing objective would be to convey to customers that we are the first and only car rental company committed to renting only environmentally friendly vehicles. By stressing the dual positives of hybrid, electric and low-emissions vehicles—less harm to the environment and lower fuel costs—we believe we will appeal to both cost and environmentally sensitive customers; and

•	increase the number of strategic marketing partnerships into which we may enter. We would create environmentally friendly travel programs for companies and travel intermediaries on an exclusive basis.

Our Rental Fleet. If we are able to secure the necessary financing and are successful in executing our acquisition strategy, we intend to devote significant attention to increasing the efficiency of our rental fleet cycling and re-marketing processes. This would entail several major steps, including converting the fleets of all acquired operations to environmentally friendly cars, purchasing a critical mass of a limited number of makes and models in each vehicle size class, running lower mileage cars at airport locations and then transitioning older cars into the local market and ultimately disposing of used cars through our car sales program.

In terms of fleet financing, we anticipate working with the existing credit providers of the acquired companies, as well as new vehicle finance sources. The car rental industry is capital intensive and characterized by the need to purchase new cars on a regular basis. In the past, we have relied on bank loans and government grants to finance our fleet acquisitions and to provide us with working capital. As our financing needs grow, our management will seek to secure preferred fleet and asset backed financing arrangements from manufacturer financing arms and banks.

Senior Management Team. We have assembled a senior management team with extensive leadership experience in the car rental industry. Our team possesses in-depth knowledge of both the airport and local markets, a record of success in growth and restructuring situations, the ability to tap into an on-call network of industry and functional area experts, credibility with the financial community and investors, and extensive relationships with major suppliers, insurance companies, customers, and other channel intermediaries. We intend to capitalize on the strength, depth, and experience of our new management team and believe it is a crucial element to the success of our business strategy.

Competition

The car rental industry is characterized by intense competition on the basis of price, customer service, vehicle quality and availability and the convenience of rental locations. Our competition consists of national, regional and local companies that provide services in the airport and local markets. Currently, we are aware of no other car rental company that rents only environmentally friendly cars. In the future, we anticipate competition and the eventual loss of our exclusive status. Through increased competition, however, we believe there will be corresponding benefits of increased customer awareness of environmentally friendly rental cars, lower financing costs and improved results in the pre-owned sales market. Some of our competitors may have greater financial and other resources than we do or may be better positioned to compete for certain opportunities.

Insurance

The nature of our business exposes us to a certain degree of risk of liability. Of primary concern are accidents involving vehicles rented from our fleet, which expose us to claims by customers or third parties for personal injury or property damage. We manage our exposure through a combination of qualified self-insurance and risk transfer to insurance companies.

Government Regulation

Our operations are subject to various federal, state and local laws, regulations, and controls including the leasing and sale of used cars, licensing, charge card operations, reservation policies, privacy and personal data protection, environmental protection, labor matters, insurance, prices, and advertising. We believe we are in compliance with any such regulations affecting our business. Our operations currently are based in California and Arizona. However, depending on the success of our business strategy, we may expand our operations to other states and become subject to additional regulations to such other states.

Environmental Matters. Our business is subject to various federal, state, and local government environmental regulations. The use of cars and other vehicles is subject to various governmental requirements designed to limit environmental damage, including those caused by emissions, discharge of gasoline, oil and other waste materials. Environmental legislation, regulations, and related administrative policies have changed rapidly in recent years. There is a risk that governmental environmental requirements, or enforcement thereof, may become more stringent in the future and that we may be subject to legal proceedings brought by government agencies or private parties with respect to environmental matters.

In addition, if successful in executing our business strategy, we may become exposed to additional environmental risks. If we acquire other rental companies, we may become subject to environmental liabilities for past conduct of such acquired companies. Further, at airport-leased properties we may acquire, we may be subject to environmental requirements imposed by airports, in addition to those obligations imposed by environmental regulatory agencies.

While we believe that we are in substantial compliance with applicable requirements of environmental laws, we cannot offer assurance that our future environmental liabilities will not be material to our consolidated financial position, results of operations, or cash flows.

Dealings with Renters. In the United States, car rental transactions are generally subject to Article 2A of the Uniform Commercial Code, which governs “leases” of tangible personal property. Car rental is also specifically regulated in more than half of the states of the United States. The subjects of state regulation include the methods by which we advertise, quote and charge prices, the consequences of failing to honor reservations, the terms on which we deal with vehicle loss or damage (including the protections we provide to renters purchasing loss or damage waivers) and the terms and method of sale of the optional insurance coverage that we offer. Some states regulate the price at which we may sell loss or damage waivers, and many state insurance regulators have authority over the prices and terms of the optional insurance coverage we offer.

We are subject to increasing regulation relating to customer privacy and data protection. In general, we are limited in the uses to which we may put data that we collect about renters, including the circumstances in which we may communicate with them. In addition, we are generally obligated to take reasonable steps to protect customer data while it is in our possession. Our failure to do so could subject us to substantial legal liability or seriously damage our reputation.

Seasonality

The car rental industry tends to be seasonal. The third quarter, during the peak summer months of July and August, has traditionally been the strongest quarter of the year in terms of numbers of rentals and rental rates.

Employees

As of July 1, 2008, we had eight (8) full-time employees and three (3) part-time employees. Under the terms of the Fox Agreement, Fox personnel are responsible for performing most of our day-to-day rental operations. If we are successful in executing our business strategy, we anticipate employing some or all of any acquired company’s employees and potentially hiring new employees as well. Currently, none of our employees are represented by a labor union, nor are any part of any collective bargaining agreement. We believe that we have generally good relations with our employees.

Facilities

Our corporate headquarters are located at 5500 West Century Blvd., Los Angeles, California 90045. Under the terms of the Fox Agreement, our facilities (including our corporate headquarters) are co-located with (but not directly leased from) Fox’s corporate locations in California and Arizona.

Trademarks

We are prosecuting a pending application to federally register our established common law trademark “EV Rental Cars” and associated design. We have recently responded to certain requirements for registration of EV Rental Cars imposed by the United States Patent and Trademark Office (“USPTO”). If we are successful in executing our business strategy, we intend to re-name each of the companies we acquire. Also, as necessary in the ordinary course of business, we may also apply for new trademarks. We own the internet domain name “www.evrental.com.”

Legal Proceedings

EV Rentals commenced an action in California Superior Court against American Honda Motor Co., Inc. (“Honda”) on October 15, 2007 alleging various causes of action relating to Honda’s alleged breach of a Settlement Agreement entered into between EV Rentals and Honda dated March 15, 2005 (the “Honda Lawsuit”). Under the terms of the Settlement Agreement, EV Rentals and Mr. Pink agreed to pay $638,000 to Honda to settle a 2004 lawsuit between the parties. As of December 31, 2007, the Company had an accrued liability of $214,582 related to this Settlement Agreement. The Honda Lawsuit is in preliminary pre-trial stages.

From time to time, we have been involved in various legal proceedings in the ordinary course of business. We do not believe that any settlement or judgment regarding current or potential future legal proceedings will have a material effect on our financial position.

Management’s Discussion and Analysis or Plan of Operation

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this Report. This discussion and analysis may contain forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Report.

Forward-Looking Statements

This Report contains forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation” and “Business.” Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this Report. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this Report.

Unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Report or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this Report.

Management cautions that these statements are qualified by their terms and/or important factors, many of which are outside of our control, and involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made, including, but not limited to, the following:

•	actual or anticipated fluctuations in our quarterly and annual operating results;

•	actual or anticipated product constraints;

•	decreased demand for our products resulting from changes in consumer preferences;

•	product and services announcements by us or our competitors;

•	loss of any of our key executives;

•	regulatory announcements, proceedings or changes;

•	announcements in the rental car community;

•	competitive product developments;

•	intellectual property and legal developments;

•	mergers or strategic alliances in the rental car industry;

•	any business combination we may propose or complete;

•	any financing transactions we may propose or complete; or

•	broader industry and market trends unrelated to its performance.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Overview

Our business primarily consists of car rentals and, to a lesser degree, a pre-owned car sales program. Currently, we only rent hybrid electric and low-emissions vehicles in the compact, full-size, and sport-utility vehicle classes. We rent cars on daily, multi-day, weekly and monthly bases. Our primary source of revenue consists of “base time and mileage” car rental fees. Our practice, however, is to allow customers unlimited mileage for their rentals, no matter the duration of their rental period. Thus, all of our rental fees are generated based on the length of the rental period, not on the number of miles customers travel. We also charge an additional fee for one-way rentals to and from specific locations. In addition to rental fees, we sell other optional products to our customers, such as collision or loss damage waivers, supplemental liability insurance, personal effects coverage and gasoline.

Customers can make rental reservations via our website www.evrental.com, the Fox website, www.foxrentacar.com, at the rental counter at any of our locations, by phone (1-877-EVRENTAL), through several online travel websites that partner with Fox (www.expedia.com, www.orbitz.com), or through a corporate account program in place with their employers.

We believe that growth in demand for environmentally friendly cars and the anticipated increase in production of new models of hybrid electric and low-emissions vehicles by major automakers have created an opportunity for an environmentally friendly car rental company such as ours. We intend to capitalize on our position as a first mover in this market by executing a comprehensive business strategy. However, execution of our business strategy will be contingent upon and require significant financing. There can be no assurance that such financing will become available or if it does, that it will be offered on favorable terms to us. Our ultimate goal is to achieve a national presence in the car rental industry.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, collectibility of accounts receivable, useful lives and realizability of vehicles and property and valuation of deferred taxes, as well as claims and contingencies arising out of litigation or other transactions that occur in the normal course of business. The following summarizes our most significant accounting and reporting policies and practices:

Vehicles and Property. Vehicles and property are stated at cost and are being depreciated using the straight-line method over the estimated useful lives of the related assets of five years. Expenditures for maintenance and repairs are charged to expense as incurred; additions, renewals and betterments are capitalized. At times, we sell rental vehicles which are classified as property and equipment. We recognize the net (gain) loss on these sales as a decrease (increase) of operating expenses in the statement of operations included in our financial statements.

Impairment of Long-Lived Assets. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we evaluate the carrying value of long-lived assets for impairment whenever events or change in circumstances indicate that such carrying values may not be recoverable. We estimate the future undiscounted cash flows derived from an asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may not be recoverable. An impairment loss is recognized when the undiscounted future cash flows are less than its carrying amount. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Management believes there is no impairment of our long-lived assets. There can be no assurance however, that market conditions will not change or demand for our services will continue, which could result in an impairment of long- lived assets in the future.

Revenue Recognition. We recognize revenues in accordance to the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition, as amended by SAB 104. We evaluate the criteria of the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions.

We provide vehicle rentals to business and leisure travelers through Fox. Rental and rental-related revenue (including cost reimbursements from customers) from vehicle rentals are recognized over the period the vehicles are rented. We are reimbursed for certain operating expenses we incur, including gasoline and vehicle licensing fees. In addition, we sell vehicles used in the normal course of business when they reach a certain age and mileage. We recognize any gain or loss from such sales upon the delivery of vehicles and is reported as operating income or expense in the accompanying statement of operations.

We recognize sales incentives offered to customers as a reduction to rental revenues when the revenue is recognized in accordance with EITF Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).

Results of Operations for the Three Months Ended March 31, 2008 Compared to the Quarter Ended March 31, 2007

Net Rental Revenues. Net rental revenues for the three months ended March 31, 2008 declined by $184,883 to $805,988 from $990,871 in 2007. Net rental revenues primarily relate to our arrangement with Fox under the Fox Agreement. Net rental revenues primarily consist of car rental revenues and other related revenues, such as insurance coverage and fuel. The decline resulted primarily from reducing the size of the fleet during the second half of 2007 and experiencing lower daily rental rates in 2008.

Operating Expenses. Operating expenses increased to $2,142,610 in the quarter ended March 31, 2008 from $1,594,522 in the comparable quarter year ended March 31, 2007.

Operating costs decreased to $406,241 in the three months ended March 31, 2008 from $460,592 for the three months ended March 31, 2007. Operating costs primarily consist of fees and reimbursement of costs payable to Fox under the Fox Agreement, maintenance and insurance costs, travel agency commissions, airport concession fees related to our locations and reservation fees. Operating costs decreased in 2008 primarily as a result of decreases in amounts payable under the Fox Agreement, insurance expenses and maintenance expenses, offset by increases in airport concession and reservation fees.

Vehicle depreciation decreased by $54,435 to $419,681 for the three months ended March 31, 2008 from $474,006 in 2008 as the result of decreasing the number of vehicles in the rental fleet.

Selling, general and administrative expenses increased by $746,400 to $1,151,387 in the three months ended March 31, 2008 from $404,987 incurred in the comparable quarter in 2007. Selling, general and administrative expenses increased primarily as a result of increases in professional expenses associated with the reorganization between IMMS and EV Rental, the completion of our financings and negotiations with our creditors, compensation to consultants and employees and interests and service charges payable to our lenders, offset by decreases in guaranteed payments to the members of EV Rental prior to the completion of the reorganization and travel and entertainment expenses.

Vehicle interest declined by $97,691 to $165,301 in the quarter ended March 31, 2008 as compared to the quarter ended March 31, 2007 of $262,992, primarily due to the decline in the vehicle line of credit of approximately $1,400,000 from December 31, 2006 to March 31, 2008. Vehicle interest primarily relates to interest payments to our lender under our line of credit.

Gain on the sale of used vehicles decreased by $8,055 during the first quarter in 2008 as compared to the first quarter of 2007. We did not sell any vehicles during the first quarter of 2008.

Other Income and Expenses. Total other expense consisted of non-vehicle related interest expense. It remained relatively constant at $44,606 during the three months ended March 31, 2008 as compared to the $47,560 incurred during the three months ended March 31, 2007.

Net Loss. The aforementioned factors resulted in a net loss of $1,382,828 for the three months ended March 31, 2008 as compared to a net loss of $653,211 for the three months ended March 31, 2007.

Results of Operations for the Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

Net Rental Revenues. Net rental revenues increased by $41,513 to $3,698,340 in 2007 from $3,656,827 in 2006. Net rental revenues primarily relate to our arrangement with Fox under the Fox Agreement. Net rental revenues primarily consist of car rental revenues and other related revenues, such as insurance coverage and fuel. Net rental revenues generally remained consistent between 2007 and 2006.

Operating Expenses. Operating expenses increased to $7,076,517 in the year ended December 31, 2007 from $5,523,450 in the year ended December 31, 2006. Operating expense increased in 2007 primarily as a result of increases in general and administrative expenses and interest payments to our lender under our line of credit, offset by decreases in operating costs and gains on the sale of used vehicles.

Operating costs decreased to $1,768,044 in the year ended December 31, 2007 from $1,905,852 in the year ended December 31, 2006. Operating costs primarily consist of fees and reimbursement of costs payable to Fox under the Fox Agreement, maintenance and insurance costs, travel agency commissions, airport concession fees related to our locations and reservation fees. Operating costs decreased in 2007 primarily as a result of decreases in amounts payable under the Fox Agreement, insurance expenses and maintenance expenses, offset by increases in airport concession and reservation fees.

Vehicle depreciation increased to $1,777,999 in the year ended December 31, 2007 from $1,722,572 in the year ended December 31, 2006.

Selling, general and administrative expenses increased to $2,543,352 in the year ended December 31, 2007 from $1,696,422 in the year ended December 31, 2006. Selling, general and administrative expenses increased primarily as a result of increases in professional expenses associated with the reorganization between IMMS and EV Rental, the completion of our financings and negotiations with our creditors, compensation to consultants and employees and interests and service charges payable to our lenders, offset by decreases in compensation expense to certain members of EV Rental prior to the completion of the reorganization and travel and entertainment expenses.

Vehicle interest increased to $1,095,347 in the year ended December 31, 2007 from $854,105 in the year ended December 31, 2006, primarily due to the vehicle line of credit increasing approximately $3,100,000 from December 31, 2005 to December 31, 2007. Vehicle interest primarily relates to interest payments to our lender under our line of credit.

Gain on the sale of used vehicles decreased to $108,225 in the year ended December 31, 2007 from $655,501 in the year ended December 31, 2006. The decrease primarily resulted from management’s decision to sell fewer used in vehicles in 2007 than in 2006.

Other Income and Expenses. Total other expense was $191,599 in the year ended December 31, 2007, as compared to total other income of $50,608 in the year ended December 31, 2006. The increase in total other expense primarily resulted from an increase in interest expense payable under our Small Business Administration loan in 2007 and a non-recurring gain on the legal settlement in 2006.

Net Loss. The aforementioned factors resulted in a net loss of $3,577,503 for the year ended December 31, 2007, as compared to a net loss of $1,824,415 for the year ended December 31, 2006.

Liquidity and Capital Resources

Historically, we have financed our operations primarily through lines of credit and other lending facilities and revenues from our business.

As of March 31, 2008, we had an accumulated deficit of $9,793,480 and a working capital deficit of $13,818,575. The decrease in our working capital was primarily attributable to our operating losses and negative cash flow. Cash and cash equivalents were $10,203 as of March 31, 2008. Vehicles and property decreased to $5,814,956 as of March 31, 2008 from $6,234,634 as of December 31, 2007, primarily as a result of depreciation expense in the quarter ended March 31, 2008.

During the quarter ended March 31, 2008, we had $57,088 of cash flow from operations. For the years ended December 31, 2007 and 2006, we incurred net losses of $3,577,503 and $1,824,415, respectively, and had negative cash flows from operations of $330,278 and $867,127 in 2007 and 2006, respectively.

For these reasons and others set forth below, the report of our auditor accompanying our December 31, 2007 financial statements, filed herewith, include a statement that these factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will be dependent on our ability to obtain additional financing to fund our operations, implement our business model, and ultimately, to attain profitable operations.

As of March 31, 2008 we had outstanding borrowings of $9,402,808 under our vehicle line of credit, $2,387,202 in accounts payable and accrued expenses, and $2,135,666 of notes payable, including $513,582 to our principal owners, directors and officers. As of December 31, 2007, we had outstanding borrowings of $9,682,731 under our line of credit, $1,689,091 in accounts payable and accrued expenses, and $1,909,380 of notes payable, including $463,582 to our principal owners, directors and officers. The following summarizes our material lending arrangements with our lenders and creditors:

Loan with Vineyard Bank. EV Rental has executed a promissory note in favor of Vineyard Bank (“Vineyard”), dated January 16, 2006, for the principal amount of $1,000,000, due and payable January 16, 2016, bearing interest at the prime rate plus 2.50% (the “Vineyard Note”). The loan made by Vineyard, a Small Business Association (“SBA”) loan, is secured by EV Rental’s assets. Vineyard has a first priority security interest in such assets. In addition, Mr. Pink has personally guaranteed payment of the Vineyard Note. Laurie Pink, the wife of Mr. Pink, executed a personal guaranty limited to her community property interest in the collateral pledged to secure her guaranty. Mr. and Mrs. Pink have executed a deed of trust on their personal residence as collateral for each guaranty. As of March 31, 2008, there was due and owing to Vineyard under the Vineyard Note the principal sum of $866,176.

Pursuant to a letter dated January 23, 2008, signed by Vineyard (the “Vineyard Letter”), and approved of by the SBA, Vineyard has agreed to forbear from declaring a default under the Vineyard Note as a result of the change of control in EV Rental arising from the Merger, the Bridge Loan and a future contemplated financing so long as EV Rental does not default under the Vineyard Note, beyond any applicable notice and/or cure periods. Such forbearance will continue for a period of six months from July 8, 2008, the date of the closing of the Merger. During that six month period, EV Rental has agreed to submit to Vineyard such documentation and information as Vineyard may require to evaluate whether Vineyard will consent to the Merger. If Vineyard declines to consent to the Merger, EV Rental will have a period of 90 days after receipt of notice from Vineyard that Vineyard has declared a default under the Vineyard Note to pay off the entire amount owing under the Vineyard Note.

Loan with Amalgamated Bank. EV Rental executed a promissory note (the “Amalgamated Note”) in favor of Amalgamated Bank (“Amalgamated”) dated April 10, 2006, as amended, for the principal amount of $11,000,000, due and payable on May 31, 2007, bearing interest at the bank’s base rate plus 0.75% per annum. As of March 31, 2008, there was due and owing to Amalgamated under the Amalgamated Note the principal sum of $9,402,808. Since that date, the principal balance has been paid down by approximately $300,000. Substantially all accrued interest under the Amalgamated Note has also been paid current.  Mr. Pink has personally guaranteed the payment of the Amalgamated Note. Mr. and Mrs. Pink have executed a deed of trust on their personal residence as collateral for the guaranty. EV Rental defaulted under the Amalgamated Note by not paying same at maturity. However, EV Rental and Amalgamated entered into a series of forbearance agreements, the most recent of which is dated July 8, 2008 (the “Forbearance Agreement”).

Under the Forbearance Agreement, Amalgamated waived all existing monetary defaults, and in return, among other things, EV Rental has agreed to liquidate its entire rental car fleet and consummate a new round of equity (or debt convertible into equity) financing to pay down the outstanding balance of the Amalgamated Note. After the completion of the vehicle liquidation process and consummation of a new round of financing, it is anticipated that there will be an unpaid balance owing under the Amalgamated Note.

On the later to occur of completion of the liquidation process or the completion of the new round of financing, EV Rental will be unconditionally, absolutely and forever released from all further liability under the Amalgamated Note, and Mr. Pink will be solely liable for the payment of the balance due, regardless of the amount. Mr. Pink has no right of contribution, offset, or reimbursement from us for any amounts that he is obligated to pay to Amalgamated.

Under the terms of the Forbearance Agreement, EV Rental has agreed to do the following:

•
make a total of $1,500,000 in cash payments (the “Cash Payments”) to Amalgamated as follows: (i) $300,000, which has been completed; and (ii) $1,200,000 out of the proceeds of an additional financing (the “New Financing”) immediately following the closing of the New Financing, which must close within 180 days following the closing of the Merger;

•
sell 65 vehicles prior to the signing of the Forbearance Agreement, which has been completed. EV Rental must pay to Amalgamated the net sales proceeds from each of the 65 vehicles sold from the proceeds of the vehicles and the proceeds of the Bridge Loan (the “First Liquidation Payments”) which has been completed. In addition, EV Rental must pay to Amalgamated the sum of $383,962 (representing the difference between the net sales proceeds and the original cost of the vehicles), which has been completed.

•
sell all of its remaining rental vehicles (the date on which the final vehicle is sold, the “Final Vehicle Liquidation Date”). For every vehicle sold after the 65th vehicle, EV Rental must pay Amalgamated the proceeds of the sale of each vehicle, and in addition, an amount equal to the original purchase price for such vehicle multiplied by .016, with this product multiplied by 12, and this product then multiplied by a fraction, the numerator of which is the number of days from February 8, 2008 through the date of the sale of such Unit, and the denominator of which is 365 (the “Accumulated Depreciation”) (the proceeds of each sale and the Accumulated Depreciation collectively, the “Second Liquidation Payments”). EV Rental will pay the Accumulated Depreciation out of the proceeds of the New Financing; and

•
make payments of interest only on approximately $5,664,600 (the “Fleet Value”) of the Amalgamated Note from the date of the Forbearance Agreement until the later to occur of: (i) the Final Vehicle Liquidation Date (together with EV Rental’s payment of all proceeds of sales of its Vehicles and Deferred Interest Payments); or (ii) the New Financing (together with EV Rental’s payment of the $1,200,000 Cash Payment, Accumulated Depreciation and Deferred Interest Payments) (collectively, the “First Interest Payments”). Interest on the balance of the indebtedness in excess of the Fleet Value shall be deferred and shall be due and payable (without additional interest) upon the earlier of the closing of the New Financing or the Final Vehicle Liquidation Date (the “Deferred Interest Payment”). EV Rental will pay the Deferred Interest Payment out of the proceeds of the New Financing.

On the Final Vehicle Liquidation Date, provided that EV Rental has made the Cash Payments, the First Liquidation Payments, the Second Liquidation Payments, the First Interest Payments and the Deferred Interest Payment, Amalgamated has agreed to unconditionally, absolutely and forever release us from all further liability under the Amalgamated Note, notwithstanding that there may be some indebtedness outstanding (the exact amount is undetermined at this time), and has agreed to release all liens and other security interests which it may then have in any of EV Rental’s assets or property. Thereafter, any indebtedness outstanding will become the sole obligation of Mr. Pink, regardless of the amount then owing.

In connection with the signing of the Forbearance Agreement with Amalgamated, Mr. Pink executed a Membership Pledge and Security Agreement, dated February 8, 2008 (the “Pledge Agreement”), whereby Mr. Pink granted to Amalgamated a security interest in all of Mr. Pink’s EV LLC Interests and subsequent to the closing of the Merger, all of Mr. Pink’s shares of Common Stock as collateral for his obligations under the Forbearance Agreement and the related loan documents. The Pledge Agreement is currently being amended. As currently contemplated, under the Pledge Agreement, the pledged shares may not be sold or foreclosed upon by Amalgamated without Mr. Pink’s prior written consent until the later to occur of the “Final Liquidation Date” or the first anniversary of the filing of our “Form 10 Information,” which is provided by this Report, and then only in the event of a default under the Forbearance Agreement. Once the pledged shares are available for liquidation by Amalgamated, Amalgamated may sell the pledged shares, without Mr. Pink’s consent, in market transactions pursuant to Rule 144 of the Securities Act. Mr. Pink is permitted to sell any of the pledged shares pursuant to Rule 144, or in private transactions subject to an applicable exemption from registration under the Securities Act, provided that the net proceeds of the sale plus the market value of the remaining unsold pledged shares equals or exceeds the then outstanding indebtedness owing to Amalgamated. The net proceeds from the sale of the pledged shares under either of the circumstances mentioned above will be escrowed for repayment of the remaining indebtedness owing to Amalgamated. Mr. Pink may also sell the pledged shares for his personal use or to pay any personal income tax liabilities if, at any time, the value of all assets and property (including, but not limited to, the pledged shares) pledged by Mr. Pink to Amalgamated as security for his obligations under the Forbearance Agreement and the related loan documents equals or exceeds 150% of the remaining obligation owing to Amalgamated. Proceeds from such sales are not subject to the escrow restrictions mentioned above. In addition, after the date that Mr. Pink assumes full liability for the obligations owing to Amalgamated, Amalgamated has agreed to release a sufficient quantity of the pledged shares from the lien created under the Pledge Agreement, so as to enable Mr. Pink to sell some of the pledged shares and to use the proceeds from such sales to make monthly payments of interest due under the Forbearance Agreement.

In connection with his obligation to pay the remaining indebtedness to Amalgamated, Mr. Pink has entered into an agreement, dated May 6, 2008, with EV Rental and Kingsdale Capital International, Inc. (“Kingsdale Capital”), whereby Kingsdale Capital agreed, on a “best efforts” basis, to cause to be purchased by or for the accounts of third parties in exempt transactions, a number of shares pledged by Mr. Pink to Amalgamated under the Pledge Agreement, so as to allow him to timely satisfy his obligations to Amalgamated. If Mr. Pink does not receive sufficient proceeds from the sale of the pledged shares, EV Rental has agreed to loan him such amounts as are necessary for him to timely satisfy his obligations to Amalgamated. Any such loan will be secured by shares of Common Stock owned by Mr. Pink. Mr. Pink has agreed to indemnify EV Rental from any of his obligations to Amalgamated, and has executed a pledge agreement covering all of the shares of Common Stock beneficially owned by him as security for such indemnification.

Indemnification Agreement. EV Rental has entered into an indemnification agreement with Mr. Pink, dated May 9, 2008 (the “Indemnification Agreement”), pursuant to which Mr. Pink agreed to indemnify us for any liability owing to Vineyard under the Vineyard Note that exists as of July 8, 2008 and for any liability owing to Amalgamated under the Forbearance Agreement for the payment of accumulated depreciation (as such term is defined in the Forbearance Agreement), except with respect to the first 55 vehicles sold after the effective date of the Forbearance Agreement. However, no repayment by Mr. Pink is required or permitted prior to the payment in full of the indebtedness due to Amalgamated under the Amalgamated Note and Forbearance Agreement and the final release by Amalgamated of the lien created on the shares of Common Stock pledged by Mr. Pink under the Pledge Agreement. In addition, after such release by Amalgamated, Mr. Pink has executed a pledge agreement covering all of the shares of Common Stock beneficially owned by him as security for such indemnification.

Bridge Loan. Simultaneously with the closing of the Merger, we completed the Bridge Loan in the aggregate amount of $1,130,648. The following is a summary of the material terms of the Bridge Loan:

Under the terms of the Bridge Loan, we issued 1,130,648 Units of our securities consisting of: (i) $1,130,648 in principal amount of our Convertible Debentures, and (ii) Bridge Warrants exercisable into up to an aggregate of 565,324 shares of Common Stock. The securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

The Convertible Debentures are due and payable on October 31, 2008, and accrue interest at 10% per annum. The interest on the Convertible Debentures may be paid, at our option, in cash or in shares of Common Stock. We may prepay the Convertible Debentures at any time prior to the maturity date, in whole or in part, on 15 days prior written notice to purchasers, provided that we must pay a 20% premium on the outstanding principal amount in the case of such prepayment. Following the maturity date, we have 15 days to pay the outstanding principal amount of the Convertible Debentures, together with all accrued and unpaid interest. In the event we fail to make such payment, the principal amount of the Convertible Debentures will increase by an additional 50% and the term of the Convertible Debentures will automatically be extended for an additional six months from the maturity date. During any such extension period, the interest rate on the Convertible Debentures will remain the same at the new principal amount. Any attempted prepayment of the Convertible Debentures during any such extension period, except in limited circumstances, will not be subject to the 20% premium referenced above.

The Convertible Debentures have an automatic conversion feature. If we close an equity financing (the “Next Equity Financing”), including debt convertible into equity or any other equity security (the “Next Equity Securities”), on or before the date the Convertible Debentures become due and payable, including any extension thereof, the principal amount of the Convertible Debentures, plus all accrued and unpaid interest, will automatically convert into the Next Equity Securities. The conversion price of the Convertible Debentures will be equal to 50% of the price of the Next Equity Securities sold in the Next Equity Financing.

The Convertible Debentures also have a voluntary conversion feature. At any time prior to or after the date the Convertible Debentures become due and payable, including any extension thereof, the holders of the Convertible Debentures may voluntarily convert the principal amount of the Convertible Debentures, plus all accrued and unpaid interest, into shares of Common Stock, provided that the holders give us at least three business days written notice. The number of shares of Common Stock into which the Convertible Debentures may be converted will be determined by dividing the aggregate principal amount, plus all accrued and unpaid interest, by the “Conversion Price” in effect at the time of such conversion. The Conversion Price will be the lesser of: (i) $1.50 per share; or (ii) the fair market value of our Common Stock on the date immediately preceding the date of receipt by us of the holder’s conversion notice. We have the right, prior to the expiration of the three day written notice period, to prepay any Convertible Debentures with respect to any amount which shall be the subject of an attempted conversion, provided that we will be required to pay a 20% premium on the outstanding principal amount in the case of such prepayment.

Each Bridge Warrant entitles the holder to purchase one share of Common Stock. The Bridge Warrants have an exercise price of $0.75 per share and are exercisable for a term of five years from the date of issuance. The Bridge Warrants also carry a cashless exchange provision. Holders cannot exercise any of the Bridge Warrants prior to six months from the date of issuance. Holders cannot effect a “net” exercise of the Bridge Warrants prior to nine months from the date of issuance. Holders cannot effect a “net” exercise of the Bridge Warrants at any time if on the date of exercise the resale of the underlying shares of Common Stock by the holder has been registered under the Securities Act pursuant to an effective registration statement.

At our election, we may force the Bridge Warrants to be exercised if: (i) there is an effective registration statement that registers shares of Common Stock underlying the Bridge Warrants; (ii) the average market price of our stock over a 30 day period is trading at a 100% premium to the exercise price of the Bridge Warrants; and (iii) the average trading volume on a daily basis during the same 30 day period is equal to or greater than 15% of the total amount of Bridge Warrants being forced to exercise. In any event, only 25% of the total outstanding Bridge Warrants can be forced to convert in any 30 day period.

The shares of Common Stock underlying the Convertible Debentures and the Bridge Warrants have “piggyback” registration rights.

Prior to the closing of the Bridge Loan, we had sold $125,000 principal amount of unsecured promissory notes to nine investors. These notes accrued interest at a rate of 10% per annum and all principal and unpaid interest was to be due and payable in one installment of six months from the date of each note. However, purchasers of these notes had the option of electing to convert the principal and all accrued and unpaid interest owing on their notes into an equivalent amount of Units in connection with the Bridge Loan. Prior to the closing of the Merger, all nine of the investors elected to convert their notes into the Units offered as part of the Bridge Loan.

Notes Payable to Stockholders. EV Rental executed a promissory note in favor of Mr. Pink, dated December 31, 2006, for the principal amount of $275,423, due and payable on September 30, 2007, bearing interest at a rate of 10% per annum (the “Jeff Pink Note”). The Jeff Pink Note supersedes two prior notes payable to Mr. Pink. As of March 31, 2008, the outstanding principal balance of the Jeff Pink Note was $275,423. Pursuant to a Standby Creditor’s Agreement, dated January 16, 2006 (the “Standby Agreement”), between Mr. Pink and Vineyard, the Jeff Pink Note is subordinated to the Vineyard Note. Also, pursuant to the Forbearance Agreement by and between EV Rental and Amalgamated, Mr. Pink pledged the Jeff Pink Note to Amalgamated as additional collateral for the guaranty provided by Mr. Pink under the Forbearance Agreement. The Jeff Pink Note is currently past due.

EV Rental executed a promissory note in favor of Laurie Pink, dated December 31, 2004, for the principal amount of $50,000, due and payable June 1, 2007, bearing interest at a rate of 10% per annum (the “Laurie Pink Note”). As of March 31, 2008, the outstanding principal balance of the Laurie Pink Note was $50,000. The Laurie Pink Note is past due.

We have notes payable to other current stockholders with past due maturity dates prior to December 31, 2005 with interest rates from 10% to 14% per annum, in the aggregate principal amount of $138,159. Interest expense incurred relating to these notes payable was approximately $49,053 and $49,424 for the years ended December 31, 2007 and 2006, respectively. The noteholders have agreed not to demand payment until a future date to be agreed to by the parties.

Notes and Other Obligations Payable to Certain Nonaffiliated Third Parties. EV Rental has notes payable in the principal amount of $155,000 at March 31, 2008 to certain unaffiliated third parties with maturity dates prior to December 31, 2005 with interest rates from 12% to 14% per annum. The notes are currently past due.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our plan of operation. Our ability to achieve and maintain profitability and positive cash flow will be dependent upon, among other things, our ability to:

•	be in good standing with our lenders;

•	increase our cash position through financings in order to expand our operations and to purchase new vehicles; and

•	generate revenues.

Net cash used in operating activities decreased to $330,278 in the year ended December 31, 2007 from $867,127 in the year ended December 31, 2006. The decrease in cash used in operating activities was primarily due to increases in accounts payable to our professionals and accrued expense payable to our creditors and a decrease in gains on the sale of used vehicles, offset by an increase in net loss.

Net cash provided by investing activities decreased to $76,534 in the year ended December 31, 2007 from $94,684 in the year ended December 31, 2006. The increase was primarily a result of the decrease in proceeds from the sale of used vehicles.

Net cash provided by financing activities decreased to $262,700 for the year ended December 31, 2007 from $772,443 for the year ended December 31, 2006. Net cash provided by financing activities in the year ended December 31, 2007 primarily resulted from the receipt of $150,000 from the proceeds of notes payable, $140,000 from member contributions and $339,303 from the release of restricted cash, offset by payments of $348,161 on our line of credit and $18,442 for notes payable. Net cash provided by financing activities in the year ended December 31, 2006 primarily resulted from the receipt of $1,000,000 from the proceeds of notes payable, offset by an increase of $140,112 of our restricted cash, payments of $84,305 for notes payable and $3,140 for distributions to members.

In addition, under the Forbearance Agreement, we will be required to liquidate our entire current rental car fleet by October 31, 2008. We may be unable to purchase replacement vehicles from which to generate future revenues. We may not generate sufficient revenues from our proposed business plan in the future to achieve profitable operations or to remain in business. If we are not able to achieve profitable operations at some point in the future, we eventually may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion plans. In addition, our losses may increase in the future as we expand our business plan. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity. If we are unable to achieve profitability, the market value of Common Stock will decline, and there would be a material adverse effect on our financial condition.

Our plan of operation calls for significant expenses in connection with expanding our business operations and paying our creditors. We do not have sufficient cash or anticipated sources of cash from lines of credit to remain in business for more than 4 months. We will need to obtain significant additional financings in order to maintain our business operations. There are no assurances that we will be able to obtain additional financing in an amount sufficient to meet our needs or on terms that are acceptable to us. As a result, our independent registered public accounting firm has issued a “going concern” modification in their report in our 2007 financial statements.

Obtaining additional financing is subject to a number of factors. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If adequate funds are not available or if they are not available on acceptable terms, our ability to fund our business plan could be significantly limited and we may be required to suspend our business operations. We cannot assure you that additional financing will be available on terms favorable to us, or at all. The failure to obtain such a financing would have a material, adverse effect on our business, results of operations and financial condition.

If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of current stockholders will be reduced and these securities may have rights and preferences superior to that of current stockholders. If we raise capital through debt financing, we may be forced to accept restrictions affecting our liquidity, including restrictions on our ability to incur additional indebtedness or pay dividends.

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertain Tax Provisions, an Interpretation of SFAS Statement 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertain tax positions as described in SFAS No. 109, Accounting for Income Taxes, and requires a company to recognize, in its financial statements, the impact of a tax position only if that position is “more likely than not” of being sustained on an audit basis solely on the technical merit of the position. In addition, FIN 48 requires qualitative and quantitative disclosures including a discussion of reasonably possible changes that might occur in the recognized tax benefits over the next twelve months as well as a roll-forward of all unrecognized tax benefits. FIN 48 is effective for fiscal years beginning after December 15, 2006. We adopted FIN 48 on January 1, 2007 with no significant impact on our results of operations and financial condition.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after December 15, 2007. In February 2008, the FASB issued SFAS No. 157-2, Effective Date of SFAS No. 157. SFAS No. 157-2 delays the effective date of SFAS No. 157, for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value at least once a year, to fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years. The Company is currently evaluating SFAS No. 157 to determine the impact, if any, on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating SFAS No. 159 to determine the impact, if any, on our financial statements.

Risk Factors

Investment in our Common Stock is very risky. Our financial condition is unsound. You should not invest in our Common Stock unless you can afford to lose your entire investment. The risks described below could materially and adversely affect our business, financial condition, results of operations and the trading price of our Common Stock. You should carefully consider the following risk factors and all other information contained in this Report before making an investment decision. You also should refer to the other information set forth in this Report, including our financial statements and the related notes. The risks and uncertainties described below are not the only ones we face, and there may be additional risks not presently known to us or that we currently believe are immaterial to our business.

THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK. PERSONS WHO MAY OWN OR INTEND TO PURCHASE SHARES OF COMMON STOCK IN ANY MARKET WHERE THE COMMON STOCK MAY TRADE SHOULD CONSIDER THE FOLLOWING RISK FACTORS, TOGETHER WITH OTHER INFORMATION CONTAINED ELSEWHERE IN OUR REPORTS, PROXY STATEMENTS AND OTHER AVAILABLE PUBLIC INFORMATION, AS FILED WITH THE COMMISSION, PRIOR TO PURCHASING SHARES OF COMMON STOCK. IF AN ACTIVE MARKET IS EVER ESTABLISHED FOR OUR COMMON STOCK, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

Risks Relating to Our Business and Operations

We have a history of operating losses. If we continue to incur operating losses, we eventually may have insufficient working capital to maintain or expand operations according to our business plan. As of March 31, 2008, we had an accumulated deficit of $9,793,480. For the years ended December 31, 2007 and 2006, we incurred losses from operations of $3,378,177 and $1,866,623, respectively. We may not generate sufficient revenues from product sales in the future to achieve profitable operations. If we are not able to achieve profitable operations at some point in the future, we eventually may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion and marketing plans. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity. If we are unable to achieve profitability, the market value of our Common Stock will decline and there would be a material adverse effect on our financial condition. The report of our auditors accompanying our financial statements includes a statement that these factors raise substantial doubt about our ability to continue as a going concern. If we need to raise additional financing to support our operations, we cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or if they are not available on acceptable terms, our ability to fund the growth of our operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressures, could be significantly limited.

If we fail to make certain required payments and perform other contractual obligations to our senior secured lenders, the debt obligations to such lenders may be in default and accelerate, which would have a material adverse effect on us and our continued operations. Prior to the closing of the Merger, we entered into forbearance agreements with Vineyard and Amalgamated, our senior secured lenders with respect to outstanding obligations owing to these lenders. As of March 31, 2008, there was due and owing to Amalgamated under the Amalgamated Note the principal sum of $9,402,808. Since that date, the principal balance has been paid down by approximately $300,000. As of March 31, 2008, the principal amount of our obligations to Vineyard was approximately $866,176. We can give no assurance that we will be able to fulfill the obligations created under such forbearance agreements on a timely basis or at all. If we do not comply with any or all of the conditions of the forbearance agreements, either or both of our senior secured lenders may declare us in default of such agreements. If either of our lenders declares their respective forbearance agreement in default, we may be forced to discontinue operations, and stockholders may lose their entire investment.

Under the Forbearance Agreement with Amalgamated Bank, we are required to liquidate our entire existing rental fleet by October 31, 2008, which would have a material adverse effect on our continued operations. Under the terms of the Forbearance Agreement with Amalgamated, we will be required to liquidate our entire existing rental fleet by October 31, 2008. Unless we are able to acquire other rental cars or generate other sources of revenue, we will be forced to discontinue operations. There can be no assurances that we will be able to have any revenue generating sources after we liquidate our current rental fleet. In addition, as we take steps to liquidate our rental fleet during 2008, our revenue generating sources will diminish due to the reduction of our rental fleet. We cannot assure you that we will be able to generate sufficient revenues to sustain operations during the course of 2008 as we liquidate our fleet.

Under our Forbearance Agreement with Amalgamated Bank, one of our principal stockholders has pledged all of his shares of Common Stock to secure the performance of our obligations to Amalgamated Bank. The foreclosure on his shares could have an adverse effect on the price of our Common Stock. Mr. Pink, a member of our Board of Directors and one of our principal stockholders, has guaranteed our obligations to Amalgamated Bank and has pledged all of his shares of Common Stock to secure the performance of such obligations. If Amalgamated Bank forecloses on such pledged shares, the shares may be sold into the market in sufficient volume and at prices which could have an adverse effect on the price of our Common Stock.

Our audited financial statements include a “going concern” opinion.Our audited financial statements for the years ending December 31, 2007 and 2006 include a statement in the report of our independent auditor, to the effect, among others, that there is substantial risk as to EV Rental’s status as a going concern and that the our continuation as a going concern is dependent on our ability to obtain additional financing to fund operations, implement our business model and ultimately, to obtain profitable operations. There can be no assurance that we will be able to obtain such a financing on favorable terms, or establish future profitable operations, and, if not, we may be forced to discontinue operations and you may lose your entire investment in our Common Stock.

Our business plan may not be realized.Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including inadequate working capital and a limited operating history. The likelihood of our success must be considered in light of the problems, expenses, complications and delays frequently encountered in connection with the development of a new business. Unanticipated events may occur that could affect the actual results achieved during the forecast periods. Consequently, the actual results of operations during the forecast periods will vary from the forecasts, and such variations may be material. In addition, the degree of uncertainty increases with each successive year presented. There can be no assurance that we will succeed in the anticipated operation of our business plan. If our business plan proves to be unsuccessful, our business may fail and you may lose your entire investment.

The loss of the Fox Agreement could adversely effect us. We conduct our rental operations through Fox, a un-affiliated national rental vehicle company pursuant to the Fox Agreement. Our rental facilities are co-located with Fox’s corporate locations in California and Arizona at seven airports. Fox allows us to use all of Fox’s facilities and resources at each Fox corporate location, including personnel, computer and reservation systems, trams and other customer transportation vehicles and facilities for fueling, maintenance and repairs. Fox agreed to provide us with storage space for our cars, as well as space at the rental counter and around its facilities for EV signage. We agreed to be solely responsible for all maintenance, upkeep and repairs to our cars, although Fox agreed to provide routine cleaning, fueling, preparation and road-side assistance services. Currently, Fox has the exclusive right to book all of our online reservations through its website. Fox also agreed to allow us to utilize Fox’s marketing, advertising, promotion, and public relations resources. Under the Fox Agreement, Fox deducts 1% of our gross revenues and spends that amount on marketing our relationship. Fox also collects all gross revenues on our behalf and to remits payment to us twice per month. In return, we pay Fox a fee equal to 30% of our gross revenue from operations. We also pay Fox 10% of the net of incremental sales items (e.g. supplemental liability insurance) and 10% on collision damage waiver revenue. The loss of this agreement could have a material adverse effect on our operations, business and prospects.

We will need additional financing to maintain and expand our business, and to implement our business plan. Such financing may not be available on favorable terms, if at all. If we need funds and cannot raise them on acceptable terms, we may not be able to:

•	execute our business plan;

•	take advantage of future opportunities, including synergistic acquisitions;

•	respond to customers, competitors or violators of our proprietary and contractual rights; or

•	remain in operation.

We may have to raise substantial additional capital if we continue to incur operational losses or we need to maintain or accelerate favorable, but more costly, growth of our revenues. There can be no assurance that debt or equity financing, or cash generated by operations, will be available or sufficient to meet our requirements. Additional funding may not be available under favorable terms, if at all.

We may be unable to predict accurately the timing and amount of our capital requirements. We have historically financed our activities through working capital provided from operations, the private placement of equity securities, loans and from lines of credit. We may be required to raise additional funds through public or private financing, bank loans, collaborative relationships or other arrangements earlier than expected. It is possible that banks, venture capitalists and other investors may perceive our capital structure or operating history as too great a risk to bear. As a result, additional funding may not be available at attractive terms, or at all. If we cannot obtain additional capital when needed, we may be forced to agree to unattractive financing terms, change our method of operations, curtail operations significantly, obtain funds through entering into arrangements with collaborative partners or others, or issue additional securities. Any future issuances of our securities may result in substantial dilution to existing stockholders. The failure to raise the required additional funding could have a material adverse effect on EV Rental’s business and its prospects.

Our success will depend on our newly assembled senior management team. Our success will be largely dependent upon the performance of our senior management team. Investors must rely on the expertise and judgment of senior management and other key personnel. The failure to attract and retain individuals with the skill and experience necessary to execute our business plan could have a materially adverse impact upon our prospects. We currently do not have any key man insurance policies and have no current plans to obtain any; therefore, there is a risk that the death or departure of any director, member of management, or any key employee could have a material adverse effect on operations.

We may not operate profitably because global, economic, political, and social conditions beyond our control have created an unpredictable environment for companies such as us.Our business may suffer from adverse economic conditions worldwide that have contributed to an economic slowdown. Recent geopolitical and social turmoil in many parts of the world, including actual incidents and potential future acts of terrorism and war, may continue to put pressure on global economic conditions. These geopolitical and social conditions, together with the resulting economic uncertainties, make it extremely difficult for us to accurately forecast and plan future business activities. This is especially true in the travel industry, of which we are a part. This reduced predictability challenges our ability to operate profitably or to increase revenues. In particular, it is difficult to develop and implement strategies to create sustainable business models and efficient operations. If the current uncertain economic conditions continue or deteriorate, there could be additional material adverse impact on our financial position, revenues and results of operations or cash flow.

Our success is dependent upon our ability to rent environmentally friendly cars. We have a diversified fleet of automobiles consisting of multiple models of hybrid electric and low-emissions cars from different manufacturers. It is possible that in projecting growth, our senior management team has overestimated the public interest in the overall environmentally friendly rental market. One or more competitors may initiate a business model similar to ours and may rent environmentally friendly cars for less money or on better terms than ours. Fluctuations in the estimated pricing or supply of daily rentals can affect profitability. We have not entered into any long-term supply contract with any vehicle manufacturer. Also, because we specialize in environmentally friendly cars, we are more vulnerable than a diversified business. We are vulnerable to changes in local conditions, such as fuel pricing changes and other market conditions, as well as various disasters, including those which it is not possible or economically feasible to insure against, such as earthquakes, floods, hurricanes and war. If the public interest in environmental friendly cars declines, there could be a material adverse impact on our results of operations.

We are dependent on the successful operation of the existing locations and execution of the business plan.We have opened a total of seven locations. Continued site expansion according to our business plan will be dependent upon the profitability of these existing locations and the availability of funds to expand operations. We plan to expand to multiple new locations to meet business projections. Market size projections for these new locations are based on operating history and market demand at existing locations. It is possible that once such locations open, they will not operate in accordance with the operating trends of the existing locations. There can be no assurance that we will ever open any additional locations, or that additional locations will be profitable, or profitable enough to justify opening additional locations.

We are dependent on existing relationships with automobile manufacturers to continue to supply us with environmentally friendly cars to meet our business demands. We are dependent upon relationships with manufacturers for rental operations. Our management believes that the manufacturers will produce enough cars to meet our business demands. Despite having obtained cars from the manufacturers in the past, there can be no assurance that manufacturers will continue to build or allocate vehicles to us. In addition to market demands, manufacturers have been encouraged (by regulation or otherwise) by governments to manufacture environmentally friendly cars. There can be no assurance that the manufacturers will continue to manufacture such cars if such incentives (or regulations) are discontinued. Failure to obtain adequate numbers of such cars could have a material adverse effect upon our business and prospects.

We face significant competition in the car rental industry. The car rental business is highly competitive. We compete against a number of established rental car companies with greater marketing and financial capabilities. Our market specialization is the rental of hybrid electric and low-emissions cars. Although we believe that we are the first rental company featuring predominately environmentally friendly cars, we may face difficulty competing against other car rental companies should they devote significant resources to such cars. There can be no assurance that one or more competitors may not initiate a rental business similar to ours, thus compromising the differentiating factor for us. Increased competition in the rental car industry may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that we will be able to compete successfully against our competitors, and competitive pressures faced by us may have a material adverse effect on our business, prospects, financial condition and results of operations.

We are dependent on fleet financing for acquiring cars. Our ability to purchase and finance the cars depends on the calculation and assignment of risk for the resale value of the vehicles. Despite our plans for securing the resale value, lending companies may not be enticed to finance the cars. There can be no assurance that the financing required to purchase and deploy cars will be available to us in order to meet business projections. Our failure to obtain financing for the acquisition of cars could have a material adverse effect on our business and prospects.

We face risks associated with entry into new business areas.We may choose to expand our operations by promoting new or complementary services, expanding the breadth and depth of services offered, or expanding our market presence through relationships with third parties. There can be no assurance that we will be able to expand our efforts and operations in a cost-effective or timely manner or that any such efforts would increase overall market acceptance. Furthermore, any new business (or line of business) launched by us that was not favorably received by consumers could damage our reputation or brand. Expansion of our operations in this manner would also require significant additional expenses and development, and would stretch our management, financial and operational resources. The lack of market acceptance of such efforts or our inability to generate satisfactory revenues from such expanded services or products to offset their cost could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may not maintain insurance sufficient to cover the full extent of our liabilities.We maintain various forms of insurance. However, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. Also, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may elect not to obtain insurance to deal with specific risks due to the high premiums associated with such insurance or other reasons. The payment of such uninsured liabilities would reduce the funds available to us. The occurrence of a significant event that we are not fully insured against, or the insolvency of the insurer of such event, could have a material adverse effect on our financial position, results of operations or prospects.

We may not be able to obtain all the necessary licenses and permits required to carry on our business activities. Our operations may require licenses and permits from various governmental authorities. There can be no assurance that we will be able to obtain all necessary licenses and permits that may be required to carry required business activities.

We may not be able to maintain the information technology and computer systems required to serve our customers.Our reputation and ability to attract, retain, and serve customers are dependent upon the reliable performance of our technology infrastructure and fulfillment processes. Interruptions or technical problems could make our systems unavailable to service customers and could diminish the overall attractiveness of our service to potential customers.

There may be changes in our accounting practices and/or taxation.We cannot predict the impact that future changes in accounting standards or practices may have on our financial results. New accounting standards could be issued that could change the way we record revenues, expenses, assets and liabilities. These changes in accounting standards could adversely affect our reported earnings. Increases in direct and indirect income tax rates could affect after tax income. Equally, increases in indirect taxes could affect our products’ affordability and reduce their sales.

Risks Relating to Our Common Stock

Our Common Stock is subject to “penny stock” regulations that may affect the liquidity of our Common Stock. Our Common Stock is subject to the rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, for which current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading,

•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation of such duties or other requirements of securities laws,

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and significance of the spread between the “bid” and “ask” price,

•	a toll-free telephone number for inquiries on disciplinary actions, definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks, and

•	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock,

•	the compensation of the broker-dealer and its salesperson in the transaction,

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock,

•	the liquidity of the market for such stock, and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock such as our Common Stock if it is subject to the penny stock rules.

The public market for our Common Stock is minimal. Our Common Stock is thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our Common Stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company, such as us, or purchase or recommend the purchase of our Common Stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Common Stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. There can be no assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your Common Stock at or near ask prices or at all.

It is anticipated that our stock price will be volatile and the value of your shares may be subject to sudden decreases. It is anticipated that our Common Stock price will be volatile. Our Common Stock price may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual operating results;

•	actual or anticipated product constraints;

•	decreased demand for our products resulting from changes in consumer preferences;

•	product and services announcements by us or our competitors;

•	loss of any of our key executives;

•	regulatory announcements, proceedings or changes;

•	announcements in the rental car community;

•	competitive product developments;

•	intellectual property and legal developments;

•	mergers or strategic alliances in the rental car industry;

•	any business combination we may propose or complete;

•	any financing transactions we may propose or complete; or

•	broader industry and market trends unrelated to our performance.

Potential fluctuations in our operating results could lead to fluctuations in the market price for its Common Stock. Our results of operations are expected to fluctuate significantly from quarter-to-quarter, depending upon numerous factors, including:

•	demand for our products;

•	changes in our pricing policies or those of our competitors;

•	increases in our operating costs;

•	the number, timing and significance of product enhancements and new product announcements by us and our competitors;

•	fleet availability; and

•	product quality problems, personnel changes, and changes in our business strategy.

Your stock ownership will be diluted by our issuance of additional securities, including in connection with subsequent rounds of financing. It is likely that we will need further financing for the continued growth of our business to achieve our planned growth. No assurance can be given as to the availability of additional financing or, if available, the terms upon which it may be obtained. Raising additional financing may result in our issuing additional securities, which could result in the dilution of your ownership percentage of us. We may also decide to issue shares in exchange for the acquisition of other companies in order to expand business operations. The issuance of any such shares will have the effect of further diluting your ownership percentage.

We may be unable to achieve or sustain profitability or raise sufficient additional capital, which could result in a decline in our stock price. Future operating performance is never certain, and if our operating results fall below the expectations of securities analysts or investors, the trading price of our Common Stock will likely decline. We have historically experienced losses from operations and we may be unable to achieve or sustain profitability on a quarterly or annual basis in the future. Moreover, you should anticipate that operating and capital expenditures will increase significantly in future years primarily due to:

•	acquisitions of additional rental operations;

•	opening new locations;

•	additional spending to support the marketing and sales of rental cars; and

•	working capital requirements for increasing fleet.

Our ability to generate sufficient cash flow or to raise sufficient capital to fund our operating and capital expenditures depends on our ability to improve operating performance. This in turn depends, among other things, on establishing and increasing sales of our rental cars, and initiating and growing sales of new products and services. In order to realize adequate sales on new products and services, we must successfully acquire new products from others or successfully complete product development efforts and obtain timely regulatory approvals of such products. We may not successfully acquire, develop and commercialize these products.

There may be restrictions on your ability to resell shares of Common Stock under Rule 144. Currently, Rule 144 under the Securities Act permits the public resale of securities under certain conditions after a six or twelve month holding period by the seller, including requirements with respect to the manner of sale, sales volume restrictions, filing requirements and a requirement that certain information about the issuer is publicly available (the “Rule 144 resale conditions”). At the time that stockholders intend to resell their shares under Rule 144, there can be no assurances that we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or, if so, current in our reporting requirements under the Exchange Act, in order for stockholders to be eligible to rely on Rule 144 at such time. In addition to the foregoing requirements of Rule 144 under the federal securities laws, the various state securities laws may impose further restrictions on the ability of a holder to sell or transfer the shares of Common Stock.

Security Ownership of Certain Beneficial Owners and Management

The following tables reflect, as of the date of this Report, the beneficial ownership of: (a) each of our directors, (b) each named executive officer, (c) each person known by us to be a beneficial holder of 5% or more of our common stock, and (d) all of our directors and executive officers as a group.

Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the principal address of each director and listed executive officer is 5500 West Century Boulevard, Los Angeles, California 90045.

Name of Beneficial Owner - 5% or Greater Stockholders	Number of Shares Beneficially Owned (1)		Percentage of Shares Beneficially Owned (1)

Nikolas Konstant	2,830,000	(2)	11.82%
Plethora Partners LLC	2,830,000	(2)	11.82%
Auto Acquisition, Inc.	1,500,000	(3)	6.32%
IQOS, LLC	2,220,207	(4)	9.35%
Jeffrey S. Pink	4,236,470	(5)	17.84%

Name of Beneficial Owner - Management and Directors	Number of Shares Beneficially Owned (1)		Percentage of Shares Beneficially Owned (1)

William N. Plamondon	1,000,000	(6)	4.21%
Erin E. Davis	1,000,000	(6)	4.21%
Jeffrey S. Pink	4,236,470	(5)	17.84%
Dennis M. McGrath	0		0%
Peter V. Sperling	634,245	(7)	2.67%
Larry S. Kopald	0		0%

Directors and officers as a group (six persons)	5,870,715	(8)	24.72%
_____________

(1) Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of the date of this Report are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table will have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the officers, directors and stockholders can be reached at our principal offices, located at 5500 West Century Boulevard, Los Angeles, California 90045. Percentage of ownership is based on 23,750,164 shares of Common Stock outstanding as of the date of this Report.

(2) Includes 2,630,000 shares of Common Stock registered in the name of Plethora Partners LLC, a California limited liability company (“Plethora”), and 200,000 warrants registered in the name of Plethora. Nikolas Konstant owns 100% of the outstanding limited liability company membership interests of Plethora. The business address of Plethora is 2049 Century Park East, Suite 3670, Los Angeles, California 90067.

(3) Under the terms of an agreement by and between AAI, EV Rental and Brian Wood dated July 8, 2008, AAI received 1,500,000 shares of Common Stock as consideration for: (i) AAI’s release of Mr. Wood from any and all obligations owing by Mr. Wood to AAI, including those obligations arising from Mr. Wood’s employment with AAI, and from any restrictions (contractual or otherwise) of Mr. Wood being employed by us or any of our respective subsidiaries or affiliates, (ii) Mr. Wood’s execution of an employment agreement with us once we have raised sufficient capital, and (iii) AAI’s release of EV Rental and IMMS for any and all claims regarding the Mr. Wood’s employment with us. AAI’s business address is 2325 Country View Glen, Escondido, California 92026.

(4) IQOS, LLC is owner of 2,220,207 shares of Common Stock. The business address of IQOS, LLC is 102 E. Main Street, Greenville, Illinois 62246.

(5) Mr. Pink is a member of the Board of Directors. Mr. Pink has pledged his shares to Amalgamated to secure his obligations under the Forbearance Agreement. Mr. Pink has also pledged his shares to EV Rental to secure his obligations under the Indemnification Agreement.

(6) Mr. Plamondon is our Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer. Includes options to acquire 1,000,000 shares of Common Stock which have vested, but does not include options to acquire 2,000,000 shares which may vest in accordance with the terms of Mr. Plamondon’s employment agreement. Mr. Plamondon and Erin E. Davis are husband and wife. The same number of shares of Common Stock is shown for each of them, as they may each be deemed to be the beneficial owner of all of such shares.

(7) Mr. Sperling is a member of the Board of Directors and owns 634,245 shares of Common Stock.

(8) Includes two executive officers (William N. Plamondon and Erin E. Davis) and five directors (Mr. Pink, Mr. Plamondon, Dennis M. McGrath, Larry S. Kopald and Peter V. Sperling), who beneficially own in the aggregate  5,870,715 shares of Common Stock.

Directors and Executive Officers

General

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their death, resignation or removal. Officers serve at the discretion of the board of directors. Except as described below, there are no family relationships among any of our directors and executive officers.

The following table sets forth certain biographical information with respect to our directors and executive officers:

Name	Position	Age

William N. Plamondon	President, Chief Executive Officer, Chief Financial Officer and Chairman	60
Jeffrey S. Pink	Director	50
Dennis M. McGrath	Director	51
Peter V. Sperling	Director	48
Larry S. Kopald	Director	54
Erin E. Davis	Corporate Secretary	42

William N. Plamondon has been our Chairman, President, CEO and CFO since July 2008. He has over 35 years of experience in the vehicle rental and related industries. Mr. Plamondon has participated in the purchase of over $500 million in acquisition value businesses, the sale of companies with enterprise values of over $1.0 billion, and financings in excess of $3.0 billion. Mr. Plamondon worked with Budget Rent a Car Corporation from 1978 to 1997. As Vice President of Franchised Operations, he built Budget’s functions in field operations, training and development, and acquisition and refranchising, where he managed more than 25 transactions and $350 million in assets. As Budget transitioned from a franchising to an operating company, Mr. Plamondon restructured Budget’s Florida based, largest subsidiary with $100 million in revenue. In 1989, he returned to corporate headquarters as Executive Vice President of Sales and Marketing, and later was named Executive Vice President - North America. In 1992, he became President of Budget, and then CEO in 1993. In this capacity, he was responsible for acquisitions integration, organizational development, and cost restructuring at this $2.5 billion company, with more than 3,200 locations which spanned 117 countries. Mr. Plamondon left Budget in 1997 after the sale of the company. In October of 2003 Mr. Plamondon was named President and Chief Executive Officer of ANC Rental Corporation, the $2.5 billion global parent company of National and Alamo car rental brands. In this role, he led a restructuring of the business which resulted in the sale of the company. He was appointed as President and Chief Executive Officer by the Board with the consensus of secured and unsecured creditors after serving as ANC’s Chief Restructuring Officer beginning in October of 2001 where he successfully developed and implemented a strategic plan to return the company to profitable growth in the aftermath of a travel industry slowdown. His tenure with the business originally began when he was named to serve on ANC’s board of directors, where he chaired the audit committee. William Plamondon was a founding member of the National Tourism Organization and formerly served on the Board of American Car Rental Association for many years.

Jeffrey S. Pink has been a member of our Board of Directors since July 2008. He founded EV Rental in 1997 after an aerial view of the Los Angeles region convinced him that air quality issues must be addressed by this generation, so that we may pass on a clean living environment to our children. Since then, Mr. Pink has worked to bring this concept to fruition and has built relationships with legislators, government agencies, media outlets and vehicle manufacturers in the process. Prior to founding EV Rental, Mr. Pink worked for 15 years as a general contractor, real estate developer and contracting services manager with Commonwealth Enterprises, a family-owned company building condominiums and apartment buildings on the west side of the Los Angeles region.

Dennis M. McGrath has been a member of our Board of Directors since July 2008. From January 2000 until the present, Mr. McGrath has served as the Chief Financial Officer and Vice President-Finance and Administration of PhotoMedex, Inc., a publicly traded life sciences company. In addition, Mr. McGrath serves as a member of the board of directors of Noninvasive Medical Technologies, Inc., a private life-sciences company, RICOMM Systems, Inc., a technology systems provider to the federal government, and Embrella Cardiovascular, Inc., a private early stage life sciences research and development company. Mr. McGrath has held several senior level positions including from February 1999 to January 2000 serving as the Chief Operating Officer of Internet Practice, the largest division for AnswerThink Consulting Group, Inc., a public company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, Mr. McGrath assumed the role of Chief Financial Officer of Think New Ideas, Inc., a public company specializing in interactive marketing services and business solutions. In addition to the financial reporting responsibilities, Mr. McGrath was responsible for the merger integration of Think New Ideas, Inc. and AnswerThink Consulting Group, Inc. From September 1996 to February 1999, Mr. McGrath was the Chief Financial Officer and Executive Vice-President-Operations of ICON Solutions, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink. Mr. McGrath is a certified public accountant and graduated with a B.S. in accounting from LaSalle University in 1979. Mr. McGrath holds licenses from the states of Pennsylvania and New Jersey as a certified public accountant.

Peter V. Sperling has been a member of our Board of Directors since July 2008. Since December 1999, Mr. Sperling is the co-founder and has been chairman of the board of directors of Callwave, Inc., a publicly traded provider of software-based communications application services that bridge calls across existing landline, mobile and Internet networks. Since 1998, Mr. Sperling has served as senior vice president of Apollo Group, Inc., the parent company of the University of Phoenix. Mr. Sperling also serves on the board of directors of Apollo Group, Inc. and is the chairman and a founder of Communication Services, Inc., a communications tower developer. Mr. Sperling received a bachelor of arts degree in economics from the University of California, Santa Barbara, and a masters of business administration degree from the University of Phoenix.

Larry S. Kopald has been a member of our Board of Directors since July 2008. Mr. Kopald has spent over twenty years in the advertising industry, representing some of the worlds’ largest companies. Mr. Kopald has also been a leader in the environmental movement, working with environmental, scientific, corporate, and both NGO and governmental agencies. Mr. Kopald has run ECO, Hollywood’s environmental organization, for over a decade. He serves on boards and advisory boards of groups as diverse as Oceana, the Union of Concerned Scientists, the WILD Foundation, the International League of Conservation Photographers, and the Center For Conscious Evolution. He has conducted the environmental communications for the Olympics and the United Nations, the latter of which honored him at the UN in 2002 for his efforts on behalf of the planet. He also serves on the board of the Museum of Broadcasting, is a member of the Television Academy and has been nominated for Grammys and Emmys. Mr. Kopald works with leading experts in the areas of energy, climate change, sustainable supply chain operations, food production and distribution, and management of resources, and provides strategic consulting to corporations on how to migrate into greener companies while benefiting both the bottom line and their brand equity. Mr. Kopald currently serves as the General Manager and Chief Marketing Officer of UBT Entertainment, which launched the first blackjack television show. From 2003 to 2006, he served as the President of The Kopald Group, which specialized in marketing and communications strategy for commercial clients, which included Harrah’s Resorts, Microsoft and Peninsula Hotels, as well as messaging and strategy for political groups. In 1997, Mr. Kopald co-founded THINK New Ideas, one of the first companies to combine traditional advertising with the emerging technology revolution. THINK grew to nine offices and 700 employees before being sold in 2002. Prior to 1997, Mr. Kopald worked at some of the world’s leading advertising agencies, including Ogilvy & Mather (New York), DDB and Leo Burnett (Chicago) and Foote, Cone, & Belding (Los Angeles), where he oversaw nearly 500 employees and $500,000,000 in annual billings. He has overseen advertising for companies ranging from McDonalds and Coca Cola to Oracle, American Express, Acura, United Airlines and Universal Studios, and helped launch such billion dollar brands as Acura automobiles, Huggies diapers, Oracle, and Chicken McNuggets.

Erin E. Davis serves as our corporate Secretary. She is also responsible for investor relations, public relations, and acquisition integration for our Company. Ms. Davis has over 20 years of experience in the retail, restaurant and hospitality, media and travel industries specializing in the fields of communication, public relations, investor relations, mergers and acquisitions, organizational development and performance enhancement. She has increased stakeholder value for both public and private global companies. Ms. Davis has been a Director of R.I. Heller & Co., LLC from 2003 to present. She served as Corporate Secretary and Vice President of Public Relations for Protein Polymer Technologies, Inc. from 2004 to 2007. From 2002 to 2003, she was with ANC Rental Corporation as Vice President of Communications. Prior to 2002, she headed mergers and acquisitions integration for The Sports Authority and Gart Sports. Ms. Davis is a certified executive coach, and an award winning seminar speaker. She is an active member of the Turnaround Management Association and the American Bankruptcy Institute.

Other than Mr. Plamondon and Ms. Davis, who are husband and wife, no other directors or executive officers are related to one another.

Corporate Governance

We are committed to having sound corporate governance principles. We believe that such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. Our Board of Directors has five directors, but does not have any standing committees.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board of Directors also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors.

Director Independence

The Board of Directors has determined that three (3) members of our Board of Directors, Mr. McGrath, Mr. Sperling and Mr. Kopald, are independent under the listing standards of Nasdaq. We intend to maintain at least three (3) independent directors on our Board of Directors in the future.

Executive Compensation

Executive Compensation

The following table sets forth certain information concerning compensation of certain of our executive officers, including our Chief Executive Officer and all other executive officers, or the named executive officers, whose total annual salary and bonus exceeded $100,000, for the years ended December 31, 2007 and 2006 (“Named Executive Officers”):

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

Jeffrey S. Pink Manager, EV Rental	2007	$378,003							$378,003
	2006	$666,864							$666,864
Larry Pink Director of Finance, EV Rental	2007	$150,098							$150,098
	2006	$129,500							$129,500
Kevin P. O’Connell(2) CEO, Chairman of Board (resigned)	2007	$0							$0
	2006	$0							$0
David M. Rifkin(2) President (resigned)	2007	$0							$0
	2006	$0							$0
John Brunkow(2) Director, CFO, Vice President (resigned)	2007	$0							$0
	2006	$0							$0
Edward A. Bernabeo(2) Secretary (resigned)	2007	$0							$0
	2006	$0							$0

(1) The amounts listed in the table above as “salary” in the years set forth in the table were paid to the named persons as “guaranteed payments” by EV Rental.

(2) Effective July 8, 2008, Mr. O’Connell and Mr. Brunkow resigned from the each of their respective positions as directors and officers of IMMS.

Option/SAR Grants to Executive Officers

No Named Executive Officers received or exercised any stock awards, stock options or SARs during the year ended December 31, 2007, or otherwise were the beneficial owners of any stock awards, stock options or SARs at December 31, 2007.

Employment Agreements

On July 9, 2008, we entered into a one year executive services agreement with R.I. Heller & Co., LLC (“Heller”), an entity controlled by William N. Plamondon. Under the agreement, Mr. Plamondon provides services to us as our Chairman, President, Chief Executive Officer and Chief Financial Officer. The agreement will automatically renew for two one-year terms provided that it is not earlier terminated. The agreement provides for a salary of $420,000, payable monthly, pro rata over the term of the agreement, an automatic $100,000 bonus one (1) year after the execution of the employment agreement, and discretionary performance and incentive bonuses as may be determined in the sole discretion of the Board of Directors. In the event that the Board of Directors receives acceptance of two (2) letters of intent for strategic acquisitions of other companies, Heller will receive an additional $100,000 bonus.

In addition, we have granted Mr. Plamondon options to purchase up to 3,000,000 shares of Common Stock. The options vest as follows: (i) 1,000,000 options vested upon the signing of the agreement (conditioned on continued engagement for one year); (ii) 500,000 options will vest on the six month anniversary of the agreement; (iii) 500,000 options will vest on the first anniversary of the agreement; (iv) 500,000 options will vest on the eighteen month anniversary of the agreement; and (v) the remaining 500,000 options will vest on the second anniversary of the agreement. The options have an exercise price of $0.33 per share. If Mr. Plamondon’s engagement is terminated before the six month anniversary of the effective date of his agreement they he will forfeit 50% of the conditionally vested shares and all of the unvested shares, unless the termination during the first year was by Mr. Plamondon for Good Reason, or by us without Cause, “Good Reason” and “Cause” being defined terms in the employment agreement

On July 9, 2008, we entered into a one (1) year consulting agreement with Jeffery S. Pink, a member of our the Board of Directors and a principal stockholder. Under the agreement, Mr. Pink provides services to us as an outside consultant. The agreement provides for a salary of $120,000 per year.

On July 9, 2008, we engaged the services of Heller to perform certain accounting and finance, public and investor relations, marketing and branding and integration functions for the Company. Our engagement letter with Heller also covers the services to be performed by Erin E. Davis in her capacity as our Corporate Secretary. Heller will bill us hourly against a retainer of $25,000 at hourly rates ranging from $75 per hour for performing certain administrative functions to $150 per hour for the services of Ms. Davis and other Heller associates. Mr. Plamondon and Ms. Davis are both officers of Heller.

Certain Relationships and Related Transactions.

Jeffrey S. Pink and Laurie Pink.

Mr. Pink was the manager and one of the principal owners of EV Rental prior to the closing of the Merger, and is currently a member of the Board of Directors and one of our principal stockholders. Laurie Pink is the wife of Mr. Pink.

Notes Payable to Jeffrey S. Pink and Laurie Pink. EV Rental executed a promissory note in favor of Jeffrey S. Pink, dated December 31, 2006, for the principal amount of $275,423, due and payable on September 30, 2007, bearing interest at a rate of 10% per annum. The Jeff Pink Note supersedes two prior notes payable to Mr. Pink. As of June 30, 2008, the outstanding principal balance of the Jeff Pink Note was $275,423. Pursuant to the Standby Creditor’s Agreement, dated January 16, 2006, between Mr. Pink and Vineyard, the Jeff Pink Note is subordinated to the Vineyard Note. Also, pursuant to the Forbearance Agreement, dated July 9, 2008, by and between EV Rental and Amalgamated, Mr. Pink pledged the Jeff Pink Note to Amalgamated as additional collateral for the guaranty provided by Mr. Pink under the Forbearance Agreement. The Jeff Pink Note is currently past due.

EV Rental executed a promissory note in favor of Laurie Pink, dated December 31, 2004, for the principal amount of $50,000, due and payable June 1, 2007, bearing interest at a rate of 10% per annum. As of March 31, 2008, the outstanding principal balance of the Laurie Pink Note was $50,000. The Laurie Pink Note is past due.

Personal Guaranty of Amalgamated Note and Forbearance Agreement by Jeffrey S. Pink. EV Rental executed the Amalgamated Note in favor of Amalgamated, dated April 10, 2006, as amended, for the principal amount of $11,000,000, due and payable on May 31, 2007, bearing interest at the bank’s base rate plus 0.75% per annum. As of March 31, 2008, there was due and owing to Amalgamated under the Amalgamated Note the principal sum of $9,402,808. Since that date, the principal balance has been paid down by approximately $300,000. Substantially all accrued interest under the Amalgamated Note has also been paid current.  Mr. Pink has personally guaranteed the payment of the Amalgamated Note. Mr. and Mrs. Pink have executed a deed of trust on their personal residence as collateral for the guaranty. EV Rental defaulted under the Amalgamated Note by not paying same at maturity. However, EV Rental and Amalgamated entered into a series of forbearance agreements, the most recent of which is dated July 8, 2008.

Under the Forbearance Agreement, Amalgamated waived all existing monetary defaults, and in return, among other things, EV Rental has agreed to liquidate its entire rental car fleet and consummate a new round of equity (or debt convertible into equity) financing to pay down the outstanding balance of the Amalgamated Note. After the completion of the vehicle liquidation process and consummation of a new round of financing, it is anticipated that there will be an unpaid balance owing under the Amalgamated Note. On the later to occur of completion of the liquidation process or the completion of the new round of financing, EV Rental will be unconditionally, absolutely and forever released from all further liability under the Amalgamated Note, and Mr. Pink will be solely liable for the payment of the balance due, regardless of the amount. Mr. Pink has no right of contribution, offset, or reimbursement for any amounts that he is obligated to pay to Amalgamated for the balance due.

In connection with the signing of the Forbearance Agreement with Amalgamated, Mr. Pink executed the Pledge Agreement, whereby Mr. Pink granted to Amalgamated a security interest in all of Mr. Pink’s EV LLC Interests and subsequent to the closing of the Merger, all of Mr. Pink’s shares of Common Stock as collateral for his obligations under the Forbearance Agreement and the related loan documents. The Pledge Agreement is currently being amended. As currently contemplated, under the Pledge Agreement, the pledged shares may not be sold or foreclosed upon by Amalgamated without Mr. Pink’s prior written consent until the later to occur of the “Final Liquidation Date” or the first anniversary of the filing of our “Form 10 Information,” which is provided by this Report, and then only in the event of a default under the Forbearance Agreement. Once the pledged shares are available for liquidation by Amalgamated, Amalgamated may sell the pledged shares, without Mr. Pink’s consent, in market transactions pursuant to Rule 144 of the Securities Act. Mr. Pink is permitted to sell any of the pledged shares pursuant to Rule 144, or in private transactions subject to an applicable exemption from registration under the Securities Act, provided that the net proceeds of the sale plus the market value of the remaining unsold pledged shares equals or exceeds the then outstanding indebtedness owing to Amalgamated. The net proceeds from the sale of the pledged shares under either of the circumstances mentioned above will be escrowed for repayment of the remaining indebtedness owing to Amalgamated. Mr. Pink may also sell the pledged shares for his personal use or to pay any personal income tax liabilities if, at any time, the value of all assets and property (including, but not limited to, the pledged shares) pledged by Mr. Pink to Amalgamated as security for his obligations under the Forbearance Agreement and the related loan documents equals or exceeds 150% of the remaining obligation owing to Amalgamated. Proceeds from such sales are not subject to the escrow restrictions mentioned above. In addition, after the date that Mr. Pink assumes full liability for the obligations owing to Amalgamated, Amalgamated has agreed to release a sufficient quantity of the pledged shares from the lien created under the Pledge Agreement, so as to enable Mr. Pink to sell some of the pledged shares and to use the proceeds from such sales to make monthly payments of interest due under the Forbearance Agreement.

In connection with his obligation to pay the remaining indebtedness to Amalgamated, Mr. Pink has entered into an agreement, dated May 6, 2008, with EV Rental and Kingsdale Capital, whereby Kingsdale Capital agreed, on a “best efforts” basis, to cause to be purchased by or for the accounts of third parties in exempt transactions, a number of shares pledged by Mr. Pink to Amalgamated under the Pledge Agreement, so as to allow him to timely satisfy his obligations to Amalgamated. If Mr. Pink does not receive sufficient proceeds from the sale of the pledged shares, EV Rental has agreed to loan him such amounts as are necessary for him to timely satisfy his obligations to Amalgamated. Any such loan will be secured by shares of Common Stock owned by Mr. Pink. Mr. Pink has agreed to indemnify EV Rental from any of his obligations to Amalgamated, and has executed a pledge agreement covering all of the shares of Common Stock beneficially owned by him as security for such indemnification.

A more detailed summary of the material terms of the Forbearance Agreement is set forth in the section of this Report entitled “Management’s Discussion and Analysis or Plan of Operation - Liquidity and Capital Resources.”

Personal Guaranty of Vineyard Note by Jeffrey S. Pink. On January 16, 2006, EV Rental executed the Vineyard Note in favor of Vineyard for the principal amount of $1,000,000, due and payable January 16, 2016, bearing interest at the prime rate plus 2.50%. Mr. Pink has personally guaranteed payment of the Vineyard Note. Mrs. Pink executed a personal guaranty limited to her community property or spousal interest in the collateral pledged to secure the Vineyard Note or any guarantee of the Vineyard Note. Mr. and Mrs. Pink have executed a deed of trust on their personal residence as collateral for each guaranty.

Indemnification Agreement. Under the Indemnification Agreement between EV Rental and Mr. Pink, Mr. Pink agreed to indemnify us for any liability owing to Vineyard under the Vineyard Note that exists as of the effective date of the Forbearance Agreement and for any liability owing to Amalgamated under the Forbearance Agreement for the payment of accumulated depreciation (as such term is defined in the Forbearance Agreement), except with respect to the first 55 vehicles sold after the effective date of the Forbearance Agreement. However, no repayment by Mr. Pink is required or permitted prior to the payment in full of the indebtedness due to Amalgamated under the Amalgamated Note and Forbearance Agreement and the final release by Amalgamated of the lien created on the shares of Common Stock pledged by Mr. Pink under the Pledge Agreement. In addition, after such release by Amalgamated, Mr. Pink as agreed to pledge to EV Rental a certain number of shares of Common Stock owned by him as collateral for his obligations under the Indemnification Agreement.

Other Transactions with Jeffrey S. Pink. During the fiscal years ended December 31, 2007 and 2006, Mr. Pink received $10,000 and $110,000, respectively, from a member on behalf of EV Rental for an additional member contribution. We have recorded this amount as a capital contribution and an increase in compensation expense to Mr. Pink of $10,000 and $110,000 in 2007 and 2006, respectively.

During the fiscal year ended December 31, 2006, Mr. Pink received $17,000 from one of our consultants for the partial repayment of a $25,000 note receivable that EV Rental loaned to the consultant. We have recorded this transaction as a reduction in advances and an increase in compensation expense to Mr. Pink of $17,000 in 2006.

During the fiscal year ended December 31, 2006, Mr. Pink paid $25,000 on behalf of EV Rental for the repurchase of an initial capital contribution of a member. The resulting indebtedness was forgiven by Mr. Pink and we recorded a reduction in compensation expense to Mr. Pink of $25,000 in 2006.

We recorded compensation expense to Mr. Pink in connection with conducting the day-to-day business affairs of EV Rental in the amount of $378,003 and $666,864 in 2007 and 2006, respectively (including the amounts discussed above).

Mr. Pink entered into an agreement with Plethora Partners LLC (“Plethora”), dated July 16, 2007, whereby Mr. Pink sold a portion of his EV LLC Interests, which portion was ultimately exchanged for 4,295,207 shares of Common Stock in connection with the Merger, for $100,000 plus interest, payable at a later date. Immediately prior to the closing of the Merger, Plethora assigned a portion of the acquired EV LLC Interests to certain third parties who are not (and were not prior to the closing of the Merger) our affiliates.

Larry Pink

Transactions with Larry Pink. During the fiscal year ended December 31, 2006, EV Rental advanced $31,160 to Larry Pink, one of our stockholders and the brother of Jeffrey S. Pink. In 2007, Mr. Pink paid back $27,200 of the advance. We decreased Mr. Larry Pink's compensation by $3,960 in 2007, which represented the balance of the advance. We did not charge interest on these advances.

In March 2008, Larry Pink and his wife, Jo Ann Pink, loaned $50,000 to EV Rental for the payment and discharge of certain obligations owing by EV Rental to Amalgamated. EV Rental executed a promissory note in favor of Larry Pink and Jo Ann Pink, dated March 20, 2008, for the principal amount of $50,000, bearing interest at 10% per annum. The note is past due.

R.I. Heller & Co., LLC

On July 9, 2008, we engaged the services of Heller to perform certain accounting and finance, public and investor relations, marketing and branding, and integration functions for the Company. Our engagement letter with Heller also covers the services to be performed by Erin E. Davis in her capacity as our Corporate Secretary. Heller will bill us hourly against a retainer of $25,000 at hourly rates ranging from $75 per hour for performing certain administrative functions to $150 per hour for the services of Ms. Davis and other Heller associates. Mr. Plamondon and Ms. Davis are both officers of Heller.

From August 2007 to July 8, 2008, Heller was engaged by EV Rental under two prior agreements to perform similar administrative and other advisory services. As of July 8, 2008, the parties have agreed that these agreements are no longer in effect. Heller has been paid a total of approximately $282,000 in fees, costs and expenses for services rendered during such period. However, as of the date of this Report, EV Rental owes Heller approximately $185,000 in fees, costs and expenses.

Other Stockholders

Notes Payable to Other Stockholders. We have notes payable to other current stockholders with past due maturity dates prior to December 31, 2005 with interest rates from 10% to 14% per annum, in the aggregate principal amount of $138,159. Interest expense incurred relating to total notes payable to members was approximately $49,053 and $49,424 for the years ended December 31, 2007 and 2006, respectively. The noteholders have agreed not to demand payment until a future date to be agreed to by the parties.

Compensation Paid to Other Stockholders. We recorded compensation expense to Larry Pink and Jim Demb, two of our stockholders, for performing day-to-day business affairs on behalf of EV Rental, that totaled $178,098 and $223,500 in 2007 and 2006, respectively.

Transactions with Kingsdale Entities. EV Rental entered into a strategic consulting agreement, dated February 11, 2008, pursuant to which Kingsdale Capital and its United States affiliate company, Kingsdale International Corp. (“KIC”) were retained to provide market-related advisory services to EV Rental. In consideration for past services rendered to EV Rental, EV Rental issued EV LLC Interests to Kingsdale Capital and KIC, which interests were ultimately exchanged for 1,200,000 shares of Common Stock in connection with the Merger. In addition, EV Rental agreed to pay Kingsdale Capital and KIC reasonable out-of-pocket expenses during the twelve month term of the agreement. Immediately prior to the closing of the Merger, Kingsdale Capital and KIC assigned their EV LLC Interests to certain third parties who are not (and were not prior to the closing of the Merger) our affiliates. As of July 9, 2008, the 1,200,000 shares were delivered pursuant to this agreement and the parties have agreed that this agreement is no longer in effect.

In March 2008, EV Rental engaged Kingsdale Capital Markets (USA) Inc. (“KCM”) to act as placement agent for the Bridge Loan. Also in April 2008, Kingsdale Capital advanced $91,762 to EV Rental for the payment and discharge of certain obligations owing by EV Rental to our auditors, KMJ Corbin & Company.

Transaction with ROAR. EV Rental entered into a letter agreement, dated February 5, 2008, with ROAR, LLC (“ROAR”), pursuant to which ROAR was engaged to provide strategic marketing services to EV Rental for an initial term of one year. In consideration for past services rendered to EV Rental, EV Rental issued EV LLC Interests to ROAR, which interests were ultimately exchanged for 550,000 shares of Common Stock in connection with the Merger. In addition, EV Rental agreed to reimburse ROAR for reasonable out-of-pocket expenses. As of July 9, 2008, the 550,000 shares were delivered pursuant to this agreement and the parties have agreed that this agreement is no longer in effect.

Transactions with Quantum Merchant Bankers, LLC. EV Rental entered into a strategic consulting agreement, dated September 3, 2007, with Quantum Merchant Bankers, LLC (“Quantum”), pursuant to which Quantum was retained as a strategic advisor to EV Rental. In consideration for past services rendered to EV Rental, EV Rental issued EV LLC Interests to Quantum, which interests were ultimately exchanged for 2,000,000 shares of Common Stock in connection with the Merger. Immediately prior to the closing of the Merger, Quantum assigned its EV LLC Interests to certain third parties who are not (and were not prior to the closing of the Merger) our affiliates. As of July 9, 2008, the 2,000,000 shares were delivered pursuant to this agreement and the parties have agreed that this agreement is no longer in effect.

In March 2008, Quantum loaned $125,000 to EV Rental for the payment and discharge of certain obligations owing by EV Rental to Amalgamated. EV Rental executed a promissory note in favor of Quantum, dated March 19, 2008, for the principal amount of $125,000, bearing interest at 10% per annum. In April 2008, Quantum loaned $125,000 to EV Rental for the payment and discharge of certain obligations owing by EV Rental to Amalgamated. EV Rental executed a promissory note in favor of Quantum, dated April 8, 2008, for the principal amount of $125,000, bearing interest at 10% per annum. Both notes are due and payable on the earlier of the Next Equity Financing or December 31, 2008.

Transaction with Baker & Hostetler LLP. We entered into a fee agreement with our counsel, Baker & Hostetler LLP, in January 2008. Prior to the closing of the Merger, EV Rental issued to the firm, as payment for deferred and accrued legal fees for past legal services rendered in connection with the Merger and related transactions, EV LLC Interests which interests were ultimately exchanged for 300,000 shares of Common Stock in connection with the Merger.

Relationship of Nikolas Konstant with Various Entities. Nikolas Konstant owns 100% of the outstanding limited liability company membership interests of Plethora. Mr. Pink entered into an agreement with Plethora, dated July 16, 2007, whereby Mr. Pink sold a portion of his EV LLC Interests, which portion was ultimately exchanged for 4,295,207 shares of Common Stock in connection with the Merger, for $100,000 plus interest, payable at a later date. Immediately prior to the closing of the Merger, Plethora assigned a portion of the acquired EV LLC Interests to certain third parties who are not (and were not prior to the closing of the Merger) our affiliates.

In addition, Mr. Konstant is the President of Kingsdale Capital. Moreover, Mr. Konstant is the President of KIC, which is 100% owned by Kingsdale Capital. Kingsdale Capital and KIC are both affiliated with KCM, the placement agent for the Bridge Loan. EV Rental entered into a strategic consulting agreement, dated February 11, 2008, pursuant to which Kingsdale Capital and KIC were retained to provide market-related advisory services to EV Rental. In consideration for past services rendered to EV Rental, EV Rental issued EV LLC Interests to Kingsdale Capital and KIC, which interests were ultimately exchanged for 1,200,000 shares of Common Stock in connection with the Merger. In addition, EV Rental agreed to pay Kingsdale Capital and KIC reasonable out-of-pocket expenses during the twelve month term of the agreement. Immediately prior to the closing of the Merger, Kingsdale Capital and KIC assigned their EV LLC Interests to certain third parties who are not (and were not prior to the closing of the Merger) our affiliates. As of July 9, 2008, the 1,200,000 shares were delivered pursuant to this agreement and the parties have agreed that this agreement is no longer in effect.

In March 2008, EV Rental engaged KCM to act as placement agent for the Bridge Loan. Also in March 2008, Kingsdale Capital advanced $91,762 to EV Rental for the payment and discharge of certain obligations owing by EV Rental to our auditors, KMJ Corbin & Company.

Mr. Konstant also owns 100% of the outstanding limited liability company membership interests of Quantum. EV Rental entered into a strategic consulting agreement, dated September 3, 2007, with Quantum, pursuant to which Quantum was retained as a strategic advisor to EV Rental. In consideration for past services rendered to EV Rental, EV Rental issued EV LLC Interests to Quantum, which interests were ultimately exchanged for 2,000,000 shares of Common Stock in connection with the Merger. Immediately prior to the closing of the Merger, Quantum assigned its EV LLC Interests to certain third parties who are not (and were not prior to the closing of the Merger) our affiliates. As of July 9, 2008, the 2,000,000 shares were delivered pursuant to this agreement and the parties have agreed that this agreement is no longer in effect.

In March 2008, Quantum loaned $125,000 to EV Rental for the payment and discharge of certain obligations owing by EV Rental to Amalgamated. EV Rental executed a promissory note in favor of Quantum, dated March 19, 2008, for the principal amount of $125,000, bearing interest at 10% per annum. In April 2008, Quantum loaned $125,000 to EV Rental for the payment and discharge of certain obligations owing by EV Rental to Amalgamated. EV Rental executed a promissory note in favor of Quantum, dated April 8, 2008, for the principal amount of $125,000, bearing interest at 10% per annum. Both notes are due and payable on the earlier of the Next Equity Financing or December 31, 2008.

Description of Securities.

Our Common Stock

There are 190,000,000 shares of Common Stock authorized for issuance. As of the date of this Report, there are 23,750,164 shares of Common Stock issued and outstanding. The holders of our Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of Common Stock are entitled to participate in any distributions or dividends that may be declared by the Board of Directors, subject to any preferential dividend rights of outstanding shares of our Preferred Stock. Subject to prior rights of creditors, all shares of Common Stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets, after distribution in full of preferential amounts, if any, to be distributed to holders of our Preferred Stock. There are no sinking fund provisions applicable to our Common Stock. Our Common Stock has no preemptive or conversion rights or other subscription rights.

Our Preferred Stock

There are 10,000,000 shares of our Preferred Stock authorized for issuance. As of the date of this Report, there are no shares of Preferred Stock issued and outstanding. Our Board of Directors has the authority, without further action by our stockholders, to designate and issue up to 10,000,000 shares of our Preferred Stock in one or more series and to fix the designation, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof. In addition, our Board of Directors may fix the rights, preferences and privileges of any series of our Preferred Stock that the Board of Directors may determine to issue. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the Board of Directors, special dividend rates, conversion rights, redemption rights, superior voting rights to our Common Stock, the right to protection from dilutive issuances of securities, or the right to approve corporate actions. Any or all of these rights may be superior to the rights of our Common Stock. As a result, shares of our Preferred Stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult.

Our Convertible Debentures

Simultaneously with the closing of the Merger, we completed the Bridge Loan in the aggregate amount of $1,130,648. The following is a summary of the material terms of the Bridge Loan:

Under the terms of the Bridge Loan, we issued 1,130,648 Units of our securities consisting of: (i) $1,130,648 in principal amount of our Convertible Debentures, and (ii) Bridge Warrants exercisable into up to an aggregate of 565,324 shares of Common Stock. The securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

The Convertible Debentures are due and payable on October 31, 2008, and accrue interest at 10% per annum. The interest on the Convertible Debentures may be paid, at our option, in cash or in shares of Common Stock. We may prepay the Convertible Debentures at any time prior to the maturity date, in whole or in part, on 15 days prior written notice to purchasers, provided that we must pay a 20% premium on the outstanding principal amount in the case of such prepayment. Following the maturity date, we have 15 days to pay the outstanding principal amount of the Convertible Debentures, together with all accrued and unpaid interest. In the event we fail to make such payment, the principal amount of the Convertible Debentures will increase by an additional 50% and the term of the Convertible Debentures will automatically be extended for an additional six months from the maturity date. During any such extension period, the interest rate on the Convertible Debentures will remain the same at the new principal amount. Any attempted prepayment of the Convertible Debentures during any such extension period, except in limited circumstances, will not be subject to the 20% premium referenced above.

The Convertible Debentures have an automatic conversion feature. If we close a Next Equity Financing on or before the date the Convertible Debentures become due and payable, including any extension thereof, the principal amount of the Convertible Debentures, plus all accrued and unpaid interest, will automatically convert into the Next Equity Securities. The conversion price of the Convertible Debentures will be equal to 50% of the price of the Next Equity Securities sold in the Next Equity Financing.

The Convertible Debentures also have a voluntary conversion feature. At any time prior to or after the date the Convertible Debentures become due and payable, including any extension thereof, the holders of the Convertible Debentures may voluntarily convert the principal amount of the Convertible Debentures, plus all accrued and unpaid interest, into shares of Common Stock, provided that the holders give us at least three business days written notice. The number of shares of Common Stock into which the Convertible Debentures may be converted will be determined by dividing the aggregate principal amount, plus all accrued and unpaid interest, by the “Conversion Price” in effect at the time of such conversion. The Conversion Price will be the lesser of: (i) $1.50 per share; or (ii) the fair market value of our Common Stock on the date immediately preceding the date of receipt by us of the holder’s conversion notice. We have the right, prior to the expiration of the three day written notice period, to prepay any Convertible Debentures with respect to any amount which shall be the subject of an attempted conversion, provided that we will be required to pay a 20% premium on the outstanding principal amount in the case of such prepayment.

The shares of Common Stock underlying the Convertible Debentures have “piggyback” registration rights.

Prior to the closing of the Bridge Loan, we had sold $125,000 principal amount of unsecured promissory notes to nine investors. These notes accrued interest at a rate of 10% per annum and all principal and unpaid interest was to be due and payable in one installment of six months from the date of each note. However, purchasers of these notes had the option of electing to convert the principal and all accrued and unpaid interest owing on their notes into an equivalent amount of Units in connection with the Bridge Loan. Prior to the closing of the Merger, all nine of the investors elected to convert their notes into the Units offered as part of the Bridge Loan.

Our Warrants and Options

As of the date of this Report we have outstanding options and warrants to purchase an aggregate of 3,865,323 shares of Common Stock, as follows:

August 2007 Bridge Loan Warrants. In connection with a bridge loan completed by EV Rental in August, 2007, EV Rental also issued warrants to purchase up to an aggregate of 299,999 shares of common stock of a publicly traded company following any reorganization of EV Rental with such a company, with an exercise price of $0.25 per share and which expire on August 2, 2009. In connection with the closing of the Merger, we assumed the warrants. A more detailed summary of the August 2007 bridge loan can be found in the section with the heading “Recent Sales of Unregistered Securities - August 2007 Bridge Loan.”

July 2008 Bridge Loan Warrants. In connection with the Bridge Loan, we issued Bridge Warrants exercisable into up to an aggregate of 565,324 shares of Common Stock. Each Bridge Warrant entitles the holder to purchase one share of Common Stock. The Bridge Warrants have an exercise price of $0.75 per share and are exercisable for a term of five years from the date of issuance. The Bridge Warrants also carry a cashless exchange provision. Holders cannot exercise any of the Bridge Warrants prior to six months from the date of issuance. Holders cannot effect a “net” exercise of the Bridge Warrants prior to nine months from the date of issuance. Holders cannot effect a “net” exercise of the Bridge Warrants at any time if on the date of exercise the resale of the underlying shares of Common Stock by the holder has been registered under the Securities Act pursuant to an effective registration statement.

At our election, we may force the Bridge Warrants to be exercised if: (i) there is an effective registration statement that registers shares of Common Stock underlying the Bridge Warrants; (ii) the average market price of our stock over a 30 day period is trading at a 100% premium to the exercise price of the Bridge Warrants; and (iii) the average trading volume on a daily basis during the same 30 day period is equal to or greater than 15% of the total amount of Bridge Warrants being forced to exercise. In any event, only 25% of the total outstanding Bridge Warrants can be forced to convert in any 30 day period.

The shares of Common Stock underlying the Bridge Warrants have “piggyback” registration rights.

Options Granted to William N. Plamondon. We have granted Mr. Plamondon options to purchase up to 3,000,000 shares of Common Stock. The options vest as follows: (i) 1,000,000 options vested upon the signing of the agreement (conditioned on continued engagement for one year); (ii) 500,000 options will vest on the six month anniversary of the agreement; (iii) 500,000 options will vest on the first anniversary of the agreement; (iv) 500,000 options will vest on the eighteen month anniversary of the agreement; and (v) the remaining 500,000 options will vest on the second anniversary of the agreement. The options have an exercise price of $0.33 per share. If Mr. Plamondon’s engagement is terminated before the six month anniversary of the effective date of his agreement they he will forfeit 50% of the conditionally vested shares and all of the unvested shares, unless the termination during the first year was by Mr. Plamondon for Good Reason, or by us without Cause, “Good Reason” and “Cause” being defined terms in the employment agreement

Nevada Anti-takeover Statutes

Our Articles of Incorporation and Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for the Company. Our Board of Directors is authorized, without the action of our stockholders, to issue authorized but unissued common stock and preferred stock. The existence of undesignated preferred stock and authorized but unissued common stock enables us to discourage or to make it more difficult to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Market For Common Equity and Related Stockholder Matters

Our Common Stock is quoted on the Over-The-Counter Bulletin Board, under the trading symbol “IMSZ.OB.” Our Common Stock is thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our Common Stock at or near ask prices at any given time may be relatively small or non-existent. There can be no assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. If such a market is developed, we cannot assure you what the market price of our Common Stock will be in the future. You are encouraged to obtain current market quotations for our Common Stock and to review carefully the other information contained in this Report or incorporated by reference into this Report.

We have never declared or paid cash dividends on our capital stock, and do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

Changes in and Disagreements with Accountants

Not applicable.

Recent Sales of Unregistered Securities

August 2007 Bridge Loan

In August 2007, EV Rental executed a series of secured promissory notes in the aggregate amount of $150,000, each bearing interest at the rate of 8% per annum and due and payable on August 2, 2008, in favor of the following persons: (i) KIC ($100,000), (ii) Greg Suess ($16,667), (iii) RP Capital, LLC ($16,667), and (iv) Sean Fitzpatrick ($16,667). EV Rental also issued warrants to purchase up to an aggregate of 299,999 shares of common stock of a publicly traded company following any reorganization of EV Rental with such a company, with an exercise price of $0.25 per share and which expire on August 2, 2009, to the above persons as follows: (i) KIC (200,000 warrants), (ii) Greg Suess (33,333 warrants), (iii) RP Capital, LLC (33,333 warrants), and (iv) Sean Fitzpatrick (33,333 warrants). In connection with the closing of the Merger, we assumed the warrants. Also, pursuant to an agreement, dated February 5, 2008, these secured parties terminated the related security agreement and the secured parties released any security interest they had in any of the collateral for these notes. The securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

Merger Agreement

Pursuant to the terms of the Merger Agreement, EV Rental merged with and into Merger Sub, our wholly-owned subsidiary, with EV Rental being the surviving entity. As a result of the Merger, EV Rental became our wholly-owned subsidiary. Upon the closing of the Merger, each of EV LLC Interests issued and outstanding were converted automatically into the right to receive a number of shares of Common Stock, par value $0.001 per share, equal to 0.18450163 shares of Common Stock for each 0.000001% of outstanding EV LLC Interests, or up to an aggregate of 18,450,163 shares of Common Stock, subject to the rights of the former members of EV Rental to exercise and perfect their dissenters’ rights under applicable provisions of California law to accept cash in lieu of shares of Common Stock. The securities were issued pursuant to an exemption from registration under Rule 505 of Regulation D of the Securities Act.

Following the completion of the transactions contemplated by the Merger Agreement, there were 23,750,164 shares of Common Stock issued and outstanding (subject to the rights of the former members of EV Rental to exercise and perfect their dissenters’ rights under applicable provisions of California law). Of the 18,450,164 shares of Common Stock issued under the Merger Agreement, 7,918,487 shares are entitled to exercise dissenters’ rights under California law. EV Rental has delivered a notice to the former members of EV Rental who are entitled to exercise their dissenters’ rights to the effect that EV Rental will agree to purchase each such member’s EV LLC Interests for a price of $0.13 per share for each share of Common Stock which the member would otherwise have been entitled to receive pursuant to the Merger Agreement. Any former EV Rental members who exercise and perfect their dissenters’ rights will be entitled to receive cash in lieu of the shares of Common Stock which they would otherwise be entitled to receive pursuant to the Merger Agreement. Based on the number of shares that are entitled to exercise dissenters’ rights, the total maximum potential liability is $1,029,403. If any such former EV Rental members receive cash in lieu of shares of Common Stock, a proportionate number of the 18,450,164 shares of Common Stock will not be issued. We anticipate that most of the former EV Rental members will not elect to exercise their dissenters’ rights. However, there can be no assurances to this effect.

July 2008 Bridge Loan

Simultaneously with the closing of the Merger, we completed the Bridge Loan in the aggregate amount of $1,130,648. The following is a summary of the material terms of the Bridge Loan:

Under the terms of the Bridge Loan, we issued 1,130,648 Units of our securities consisting of: (i) $1,130,648 in principal amount of our Convertible Debentures, and (ii) Bridge Warrants exercisable into up to an aggregate of 565,324 shares of Common Stock. The securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

The Convertible Debentures are due and payable on October 31, 2008, and accrue interest at 10% per annum. The interest on the Convertible Debentures may be paid, at our option, in cash or in shares of Common Stock. We may prepay the Convertible Debentures at any time prior to the maturity date, in whole or in part, on 15 days prior written notice to purchasers, provided that we must pay a 20% premium on the outstanding principal amount in the case of such prepayment. Following the maturity date, we have 15 days to pay the outstanding principal amount of the Convertible Debentures, together with all accrued and unpaid interest. In the event we fail to make such payment, the principal amount of the Convertible Debentures will increase by an additional 50% and the term of the Convertible Debentures will automatically be extended for an additional six months from the maturity date. During any such extension period, the interest rate on the Convertible Debentures will remain the same at the new principal amount. Any attempted prepayment of the Convertible Debentures during any such extension period, except in limited circumstances, will not be subject to the 20% premium referenced above.

The Convertible Debentures have an automatic conversion feature. If we close a Next Equity Financing on or before the date the Convertible Debentures become due and payable, including any extension thereof, the principal amount of the Convertible Debentures, plus all accrued and unpaid interest, will automatically convert into the Next Equity Securities. The conversion price of the Convertible Debentures will be equal to 50% of the price of the Next Equity Securities sold in the Next Equity Financing.

The Convertible Debentures also have a voluntary conversion feature. At any time prior to or after the date the Convertible Debentures become due and payable, including any extension thereof, the holders of the Convertible Debentures may voluntarily convert the principal amount of the Convertible Debentures, plus all accrued and unpaid interest, into shares of Common Stock, provided that the holders give us at least three business days written notice. The number of shares of Common Stock into which the Convertible Debentures may be converted will be determined by dividing the aggregate principal amount, plus all accrued and unpaid interest, by the “Conversion Price” in effect at the time of such conversion. The Conversion Price will be the lesser of: (i) $1.50 per share; or (ii) the fair market value of our Common Stock on the date immediately preceding the date of receipt by us of the holder’s conversion notice. We have the right, prior to the expiration of the three day written notice period, to prepay any Convertible Debentures with respect to any amount which shall be the subject of an attempted conversion, provided that we will be required to pay a 20% premium on the outstanding principal amount in the case of such prepayment.

Each Bridge Warrant entitles the holder to purchase one share of Common Stock. The Bridge Warrants have an exercise price of $0.75 per share and are exercisable for a term of five years from the date of issuance. The Bridge Warrants also carry a cashless exchange provision. Holders cannot exercise any of the Bridge Warrants prior to six months from the date of issuance. Holders cannot effect a “net” exercise of the Bridge Warrants prior to nine months from the date of issuance. Holders cannot effect a “net” exercise of the Bridge Warrants at any time if on the date of exercise the resale of the underlying shares of Common Stock by the holder has been registered under the Securities Act pursuant to an effective registration statement.

At our election, we may force the Bridge Warrants to be exercised if: (i) there is an effective registration statement that registers shares of Common Stock underlying the Bridge Warrants; (ii) the average market price of our stock over a 30 day period is trading at a 100% premium to the exercise price of the Bridge Warrants; and (iii) the average trading volume on a daily basis during the same 30 day period is equal to or greater than 15% of the total amount of Bridge Warrants being forced to exercise. In any event, only 25% of the total outstanding Bridge Warrants can be forced to convert in any 30 day period.

The shares of Common Stock underlying the Convertible Debentures and the Bridge Warrants have “piggyback” registration rights.

Prior to the closing of the Bridge Loan, we had sold $125,000 principal amount of unsecured promissory notes to nine investors. These notes accrued interest at a rate of 10% per annum and all principal and unpaid interest was to be due and payable in one installment of six months from the date of each note. However, purchasers of these notes had the option of electing to convert the principal and all accrued and unpaid interest owing on their notes into an equivalent amount of Units in connection with the Bridge Loan. Prior to the closing of the Merger, all nine of the investors elected to convert their notes into the Units offered as part of the Bridge Loan.

Certain Pre-Merger Transactions

Transactions with Kingsdale Entities. EV Rental entered into a strategic consulting agreement, dated February 11, 2008, pursuant to which Kingsdale Capital and KIC were retained to provide market-related advisory services to EV Rental. In consideration for past services rendered to EV Rental, EV Rental issued EV LLC Interests to Kingsdale Capital and KIC, which interests were ultimately exchanged for 1,200,000 shares of Common Stock in connection with the Merger. In addition, EV Rental agreed to pay Kingsdale Capital and KIC reasonable out-of-pocket expenses during the twelve month term of the agreement. Immediately prior to the closing of the Merger, Kingsdale Capital and KIC assigned their EV LLC Interests to certain third parties who are not (and were not prior to the closing of the Merger) our affiliates. As of July 9, 2008, the 1,200,000 shares were delivered pursuant to this agreement and the parties have agreed that this agreement is no longer in effect.

Transaction with ROAR. EV Rental entered into a letter agreement, dated February 5, 2008, with ROAR pursuant to which ROAR was engaged to provide strategic marketing services to EV Rental for an initial term of one year. In consideration for past services rendered to EV Rental, EV Rental issued EV LLC Interests to ROAR, which interests were ultimately exchanged for 550,000 shares of Common Stock in connection with the Merger. In addition, EV Rental agreed to reimburse ROAR for reasonable out-of-pocket expenses. As of July 9, 2008, the 550,000 shares were delivered pursuant to this agreement and the parties have agreed that this agreement is no longer in effect.

Transactions with Quantum Merchant Bankers, LLC. EV Rental entered into a strategic consulting agreement, dated September 3, 2007, with Quantum, pursuant to which Quantum was retained as a strategic advisor to EV Rental. In consideration for past services rendered to EV Rental, EV Rental issued EV LLC Interests to Quantum, which interests were ultimately exchanged for 2,000,000 shares of Common Stock in connection with the Merger. Immediately prior to the closing of the Merger, Quantum assigned its EV LLC Interests to certain third parties who are not (and were not prior to the closing of the Merger) our affiliates. As of July 9, 2008, the 2,000,000 shares were delivered pursuant to this agreement and the parties have agreed that this agreement is no longer in effect.

Transaction with Baker & Hostetler LLP. We entered into a fee agreement with our counsel, Baker & Hostetler LLP, in January 2008. Prior to the closing of the Merger, EV Rental issued to the firm, as payment for deferred and accrued legal fees for past legal services rendered in connection with the Merger and related transactions, EV LLC Interests which interests were ultimately exchanged for 300,000 shares of Common Stock in connection with the Merger.

Transaction with AAI. We entered into an agreement with AAI, Brian Wood, dated July 8, 2008, pursuant to which EV Rental issued EV LLC Interests to AAI, which interests were ultimately exchanged for 1,500,000 shares of Common Stock in connection with the Merger, as consideration for: (i) AAI’s release of Mr. Wood from any and all obligations owing by Mr. Wood to AAI, including those obligations arising from Mr. Wood’s employment with AAI, and from any restrictions (contractual or otherwise) of Mr. Wood being employed by us or any of our respective subsidiaries or affiliates, (ii) Mr. Wood’s execution of an employment agreement with us once we have raised sufficient capital, and (iii) AAI’s release of EV Rental and IMMS for any and all claims regarding the Mr. Wood’s employment with us. As of July 9, 2008, the 1,500,000 shares were delivered pursuant to this agreement.

Member Contributions and Repurchases. In September and October 2007, EV Rental received $150,000 in new member contributions in consideration of the issuance of EV LLC Interests, which interests were ultimately exchanged for 193,501 shares of Common Stock in connection with the Merger.

During the fiscal year ended December 31, 2006, EV Rental received $100,000 in new member contributions in consideration of the issuance of EV LLC Interests, which interests were ultimately exchanged for 160,289 shares of Common Stock in connection with the Merger. During the fiscal year ended December 31, 2006, Mr. Pink paid $25,000 on behalf of EV Rental for the repurchase of an initial capital contribution of a member. The resulting indebtedness was forgiven by Mr. Pink and we recorded a reduction in compensation expense to Mr. Pink of $25,000 in 2006.

During the fiscal year ended December 31, 2005, EV Rental received $10,000 in new member contributions in consideration of the issuance of EV LLC Interests, which interests were ultimately exchanged for 127,184 shares of Common Stock in connection with the Merger.

Indemnification of Directors and Officers

Section 78.138(7) of the Nevada Revised Statutes, or NRS, provides, with limited exceptions, that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

•	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

•	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the NRS permits the Registrant to indemnify its directors and officers as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

•	is not liable pursuant to NRS 78.138; or

•
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

•	is not liable pursuant to NRS 78.138; or

•	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

In addition, Section 78.751 of the NRS permits the Registrant to indemnify its directors and officers as follows:

1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by the stockholders,

•	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding,

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

•
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

•	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 5.02 - Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers; Compensatory Arrangements of Certain Officers

On July 8, 2008, upon effectiveness of the Merger described in Item 2.01 which is incorporated by reference in this item, our former directors and officers resigned from their positions and the following persons became our directors and officers:

Jeffrey S. Pink, Dennis M. McGrath, Peter V. Sperling, Larry S. Kopald and William N. Plamondon became our directors. William N. Plamondon is our Chairman, Chief Executive Officer, President and Chief Financial Officer, and Erin E. Davis is our Corporate Secretary.

Item 7.01 - Regulation FD Disclosure

On July 9, 2008, we issued a press release regarding the effectiveness of the Merger, a copy of which is furnished as Exhibit 99.4 hereto.

Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

1. Interim unaudited financial statements of EV Rental for the three month periods ended March 31, 2008 and 2007 are included herewith as Exhibit 99.1.

2. Audited financial statements of EV Rental for the years ended December 31, 2007 and 2006 are included herewith as Exhibit 99.2.

(b) Pro forma financial information

1. Unaudited Pro Forma Condensed Consolidated Financial Statements of IMMS are included herewith as Exhibit 99.3.

(c) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and between EV Rental Cars, LLC, a California limited liability. IMMS, Inc., a Nevada corporation, and IMMS Acquisition LLC, a California limited liability company and a wholly-owned subsidiary of IMMS, dated July 8, 2008

2.2	Exhibit 2.1 to Agreement and Plan of Merger, Company Disclosure Schedule, dated July 8, 2008

2.3	Exhibit 3.1 to Agreement and Plan of Merger, Parent Disclosure Schedule, dated July 8, 2008

10.1	Form of offering documents for Bridge Loan, closed July 8, 2008

10.2	Reserved.

10.3	Third Forbearance Agreement by and among EV Rental Cars, LLC, Jeffrey Pink, Laurie Pink and Amalgamated Bank and related agreements, dated July 8, 2008

10.4	Forbearance Letter by and among EV Rental Cars, LLC and Vineyard Bank, dated January 23, 2008

10.5	Indemnification Agreement by and among Jeffrey S. Pink and EV Rental Cars, LLC, dated, May 9, 2008

10.6	Pledge and Security Agreement by and among Jeffrey S. Pink and EV Rental Cars, LLC, dated July 8, 2008

10.7	General Release and Membership Interest Issuance Agreement by and among Auto Acquisition Inc., Brian M. Wood and EV Rental Cars, LLC, dated July 8, 2008

10.8	Executive Services Agreement by and among IMMS, Inc., R.I. Heller & Co., LLC and William N. Plamondon, dated July 9, 2008

10.9	Consulting Agreement, by and among IMMS, Inc. and Jeffrey S. Pink, dated July 9, 2008

10.10	Engagement Letter by and among IMMS, Inc., EV Rental Cars, LLC, and R.I. Heller & Co., LLC, dated July 9, 2008

10.11	Environmental Vehicle Agreement by and among EV Rental Cars, LLC and Fox Rent a Car, Inc., dated January 12, 2005

10.12	Standby Creditor’s Agreement, dated January 16, 2006

17.1	Resignation of Kevin P. O’Connell from IMMS, Inc.

17.2	Resignation of Kevin P. O’Connell from IMMS Acquisition, LLC

17.3	Resignation of John Brunkow from IMMS, Inc.

99.1	Interim unaudited financial statements of EV Rental Cars, LLC for the three month periods ended March 31, 2008 and 2007

99.2	Audited financial statements of EV Rental Cars, LLC for the years ended December 31, 2007 and 2006

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements of IMMS, Inc.

99.4	Press Release, issued on July 9, 2008, by EV Rental Cars, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMS, INC.

Dated: July 25, 2008	By:	/s/William N. Plamondon
William N. Plamondon
Chief Executive Officer